                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:                     [_] Confidential, for Use of the
[X] Preliminary Proxy Statement                    Commission Only (as Permitted
                                                   by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                            SWITCHBOARD INCORPORATED

               -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                 Not Applicable
               -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                Preliminary Copy
                                                     Filed on September 18, 2001

                           [Switchboard Letterhead]

                                                                October   , 2001

Dear Switchboard stockholder:

   On August 22, 2001, Switchboard entered into an agreement with Viacom Inc. and ePresence, Inc. to restructure our existing relationship with Viacom. I am writing to ask for your support of this restructuring agreement.

   The principal changes to our relationship with Viacom contemplated by the restructuring agreement are:

       . Viacom will reconvey to Switchboard approximately 7.5 million shares of our common stock;

       . Viacom will reconvey to Switchboard the one outstanding share of our series E special voting preferred stock, and as a result, Viacom will no longer have the right to elect two directors to our board of directors;

       . warrants held by Viacom to purchase a total of 533,469 shares of our common stock will be cancelled;

       . our advertising and promotion agreement with Viacom will be terminated, and as a result, our right to the placement of advertising with an expected net present value of approximately $44.5 million (after accounting for advertising with an aggregate placement value of $7.5 million that we ordered from August 22, 2001 through September 30, 2001), will be terminated; and

       . our license agreement with Viacom, including our license to use specified CBS trademarks, will be terminated.

Upon the closing of the transactions contemplated by the restructuring agreement, ePresence is expected to become our majority stockholder.

   Based upon, among other things, the unanimous recommendation of a special committee of our board of directors consisting solely of directors unaffiliated with Viacom or ePresence, our board of directors, by unanimous vote of all directors unaffiliated with Viacom, approved the restructuring agreement and the transactions contemplated by the restructuring agreement. Both our board of directors and the special committee recommend that Switchboard's stockholders vote to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement. In considering these recommendations, you should be aware that a number of persons, including members of our board of directors, have interests in the restructuring agreement that are different from the interests of our stockholders generally. For a discussion of those interests, you should review carefully the information in the accompanying proxy statement beginning on page 17 under the heading "The Restructuring Agreement--Interests of Certain Persons in the Restructuring Agreement".

   We entered into the restructuring agreement as part of our evolving strategic focus from serving as a direct provider of local merchant services and a destination Web site for consumers to providing directory platform technology solutions and locally targeted e-marketing services through strategic partners, while maintaining a technically superior Web presence. In June 1999, when we began our relationship with Viacom, we derived revenues primarily from the sale of banner and site sponsorship advertising on our Web site. This portion of our revenue was greatly assisted by marketing efforts, such as the advertising we receive from Viacom, designed to maximize the development of the Switchboard brand and increase the number of consumers visiting our Web site. These marketing efforts also supported our direct sales efforts to local merchants.

   During 2000 and 2001, the market for Internet advertising has declined, and our business has evolved to be less reliant upon the sale of advertising on our Web site. In the quarter ended June 30, 2001, approximately 62% of our total revenue was derived from our local merchant network, which included merchant services and licensing and syndication. In addition, we have become less dependent upon direct sales to local merchants and now focus more on revenues derived from our strategic partners who themselves attract and aggregate local merchants. Based upon this shift in our revenue streams, we believe it is important that we redirect our marketing efforts to more tailored strategies which focus less on consumers and direct sales to local merchants and more on potential strategic partners seeking directory technology solutions. The consumer-oriented advertising we receive from Viacom is therefore now less significant to our strategic focus.

   It is a condition to closing the transactions contemplated by the restructuring agreement that the restructuring of our relationship with Viacom be authorized and approved by the holders of at least two-thirds of our outstanding common stock, other than shares owned by Viacom. We will hold a special meeting of our stockholders on October , 2001 at 10:00 a.m., local
time, at      . At the special meeting, we will ask you to consider and vote upon the authorization and approval of the restructuring agreement and the transactions contemplated by the restructuring agreement.

   Your vote is important. Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy card or grant a proxy by telephone or via the Internet pursuant to the applicable instructions provided to you. In this way you will ensure that your shares will be represented at the special meeting, if you are unable to attend. No postage need be affixed if the proxy card is mailed in the United States.

   For more information about the restructuring, please review carefully the accompanying notice of special meeting and proxy statement. This letter and the accompanying notice of special meeting, proxy statement and proxy card are
first being sent to Switchboard's stockholders on or about October   , 2001.

                                          Sincerely,

                                          Douglas J. Greenlaw, Chief Executive
                                            Officer

                                                                Preliminary Copy
                                                     Filed on September 18, 2001

                           SWITCHBOARD INCORPORATED
                               120 FLANDERS ROAD
                         WESTBORO, MASSACHUSETTS 01581
                                (508) 898-1122

                               -----------------

                   Notice of Special Meeting of Stockholders
                        to be Held on October   , 2001

                               -----------------

   NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Switchboard Incorporated will be held on October , 2001 at 10:00 a.m., local
time, at      , for the purpose of considering and voting upon the following matters:

    1. to authorize and approve the restructuring agreement dated as of August 22, 2001 among Switchboard Incorporated, Viacom Inc. and ePresence, Inc., a copy of which is set forth in Annex A to the proxy statement accompanying this notice of special meeting, and the transactions contemplated by the restructuring agreement; and

    2. to transact such other business incident to the conduct of the special meeting as may properly come before the special meeting, and any adjournment of the special meeting.

   Our board of directors has fixed the close of business on September 13, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment thereof. Our stock transfer books remain open.

   All stockholders are cordially invited to attend the special meeting.

                                          By order of the board of directors,

                                          Douglas J. Greenlaw, Chief Executive
                                            Officer

October  , 2001

   Your vote is important. It is a condition to consummating the transactions contemplated by the restructuring agreement that the holders of two-thirds of our outstanding common stock, other than shares owned by Viacom, authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement. Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy card or grant a proxy by telephone or via the Internet pursuant to the applicable instructions provided to you. In this way you will ensure that your shares will be represented at the special meeting, if you are unable to attend. No postage need be affixed if the proxy card is mailed in the United States.

                                                                Preliminary Copy
                                                     Filed on September 18, 2001

                           SWITCHBOARD INCORPORATED
                               120 FLANDERS ROAD
                         WESTBORO, MASSACHUSETTS 01581
                                (508) 898-1122

                               -----------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER   , 2001

                               -----------------

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS.........   i

SUMMARY............................  ii

THE SPECIAL MEETING OF STOCKHOLDERS   1

THE RESTRUCTURING AGREEMENT........   8

RISK FACTORS.......................  21

ANNEX A: RESTRUCTURING AGREEMENT... A-1

   This proxy statement and the accompanying proxy card are first being sent to Switchboard's stockholders on or about October , 2001.

   In this proxy statement, "Switchboard", "we", "us", and "our" refer to Switchboard Incorporated (unless the context otherwise requires). Our Web site address is www.switchboard.com. References in this proxy statement to www.switchboard.com, switchboard.com, any variations of the foregoing or any other uniform resource locator, or URL, are inactive textual references only. The information on our Web site or at any other URL is not incorporated by reference into this proxy statement and should not be considered to be a part of this document.

                          FORWARD-LOOKING STATEMENTS

   This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to a number of risks and uncertainties. All statements, other than statements of historical fact included in this proxy statement regarding our strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this proxy statement, the words "will", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee future results, levels of activity, performance or achievements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or strategic alliances. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those risks set forth under the heading, "Risk Factors", beginning on page 21 and elsewhere in this proxy statement, as well as general economic conditions and national and world events. The forward-looking statements provided by us in this proxy statement represent Switchboard's estimates as of the date this document is filed with the SEC. We anticipate that subsequent events and developments will cause our estimates to change. However, while we may elect to update our forward-looking statements in the future we specifically disclaim any obligation to do so. Our forward-looking statements should not be relied upon as representing our estimates as of any date subsequent to the date this document is filed with the SEC.

                                    SUMMARY

   This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should read carefully this entire proxy statement for a more complete description of the terms of the proposed transaction. This section includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Q: Why is this proxy statement being distributed to Switchboard's stockholders?
   (see page 1)

A: We have entered into an agreement under which we intend to restructure our relationship with Viacom Inc. It is a condition to closing the transactions contemplated by that restructuring agreement that the agreement be authorized and approved by the holders of our common stock representing at least two-thirds of our outstanding shares of common stock not beneficially owned by Viacom. We have scheduled a special meeting of our stockholders for
   10:00 a.m., local time, on October  , 2001 at      for our stockholders to
   consider and vote upon the authorization and approval of the restructuring agreement and the transactions contemplated by the restructuring agreement. This proxy statement is being distributed by Switchboard on behalf of its board of directors.

Q: How is Switchboard's relationship with Viacom being restructured? (see pages
   9 and 13)

A: The restructuring of our relationship with Viacom contemplated by the agreement includes the following principal terms:

    . Viacom will reconvey to Switchboard approximately 7.5 million shares of our common stock;

    . Viacom will reconvey to Switchboard the one outstanding share of our series E special voting preferred stock, and as a result, Viacom will no longer have the right to elect two directors to our board of directors;

    . warrants held by Viacom to purchase a total of 533,469 shares of our common stock will be cancelled;

    . our advertising and promotion agreement with Viacom will be terminated, and as a result, our right to the placement of advertising with an expected net present value of approximately $44.5 million (after accounting for advertising with an aggregate placement value of $7.5 million that we ordered from August 22, 2001 through September 30,
       2001), will be terminated; and

    . our license agreement with Viacom, including our license to use specified CBS trademarks, will be terminated.

Q: Why did Switchboard enter into the restructuring agreement? (see page 15)

A: We entered into the restructuring agreement because we believe it will result in a number of benefits to Switchboard and our stockholders, including the following:

    . increasing our flexibility to market our local merchant network, as opposed to the awareness of our brand and Web site among consumers, and therefore better align our advertising initiatives with our core strategies and priorities by:

       . enhancing the breadth of our advertising campaigns by advertising in media such as cable television, electronic media and print which are available to us in less variety or, in the case of some print media, not at all under our existing advertising and promotion agreement with Viacom; and

       . avoiding forfeiting significant amounts of advertising which are lost if not utilized, and enabling us to reduce the sales and marketing expense associated with our advertising rights, under a schedule outlined in our advertising and promotion agreement with Viacom. This reduced sales and marketing expense could assist us in our goal of reaching and sustaining profitability.

    . eliminating our obligation to comply with various covenants and other provisions in our existing agreements with Viacom which impose restrictions, limitations or consequences on activities or opportunities which we may otherwise wish to pursue;

    . increasing our opportunity to add independent directors to our board of directors, while maintaining an appropriately-sized board of directors; and

    . reacquiring a substantial portion of our outstanding equity securities on terms which our board of directors believes to be favorable to Switchboard and to the benefit of our stockholders.

Q: How will the restructuring agreement affect ePresence, Inc. and its relationship with Switchboard? (see pages 3, 9, 13 and 17)

A: The restructuring agreement will affect ePresence and its relationship with Switchboard in several ways, including the following:

    . upon the closing of the transactions contemplated by the restructuring agreement, ePresence is expected to beneficially own approximately 54% of our common stock and will therefore be our majority stockholder. With this majority interest, ePresence will generally be able to control all matters submitted to our stockholders for approval and our management and affairs, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. For a discussion of ePresence's ownership interest in Switchboard, please see the information set forth under the heading "The Special Meeting of Stockholders--Security Ownership of Certain Beneficial Owners and Management" beginning on page 3. For a discussion of risks associated with ePresence being a majority stockholder of Switchboard, please see the related risk factor on page 21;

    . Several of our executive officers and directors either now have, or have had in the past, relationships with ePresence. Presently, three of our directors are affiliates of ePresence. Upon the closing of the transactions contemplated by the restructuring agreement those directors will constitute one-half of our board of directors. For a discussion of these relationships, please see the information under the heading "The Restructuring Agreement--Interests of Certain Persons in the Restructuring Agreement" beginning on page 17; and

    . ePresence is a party to the restructuring agreement, as well as the agreements to be terminated pursuant to the restructuring agreement. In connection with the termination of the existing agreements between Switchboard and Viacom, ePresence's remaining obligations under those agreements will be terminated as well. Among those obligations of ePresence to be terminated are (1) ePresence's obligation to sell to Viacom, or transfer to an independent trustee for sale to a third party, its Switchboard common stock, if certain competitors of Viacom were to acquire a 30% or more interest in ePresence or all or substantially all of ePresence's assets at a time when ePresence owned 10% or more of our common stock and (2) all of its remaining indemnification obligations to Viacom under the agreements. For a discussion of ePresence's rights, obligations and interests under the restructuring agreement and under the agreements to be terminated pursuant to the restructuring agreement, please see the information under the headings "The Restructuring Agreement--Description of the Restructuring Agreement" and "The Restructuring Agreement--Existing Agreements between Switchboard and Viacom" beginning on pages 9 and 13.

Q: Are there other financial or legal issues, other than the terms of the restructuring agreement, of which stockholders should be aware? (see page
   18)

A: The transactions contemplated by the restructuring agreement have various financial and legal effects. Among these effects are the following:

    . we will report in our statement of operations for the period in which the closing of the transactions contemplated by the restructuring agreement occurs either a non-cash accounting loss or gain. The loss or gain will be based upon the difference between the net present value of our advertising rights which are terminated at the closing (expected to be approximately $44.5 million) and the value of the securities transferred and cancelled by Viacom at the closing. The value of our securities to be transferred and cancelled by Viacom at the closing will be based upon the fair market value of our common stock at the closing. If the per share value of our common stock at the closing is less than $5.57, we will report a non-cash accounting loss. If the per share value of our common stock at the closing is greater than $5.57, we will report a non-cash accounting gain. Based upon the $3.10 per share closing sale price of our common stock on the Nasdaq National Market on September 17, 2001, we would report a non-cash accounting loss equal to approximately $19.8 million, or $1.08 per outstanding share as of the record date (after accounting for the approximately 7.5 million shares to be transferred by Viacom to Switchboard at the closing), in the period in which the closing occurs;

    . a number of persons, including members of our board of directors, have interests in the restructuring agreement that are different from the interests of our stockholders generally. In addition, several of our directors are directors or officers of either Viacom or ePresence. Please see the information under the heading "The Restructuring Agreement--Interests of Certain Persons in the Restructuring Agreement" beginning on page 17 for a discussion of those interests;

    . the transfer by Viacom to Switchboard of approximately 7.5 million shares of our common stock and the cancellation of warrants to purchase approximately 530,000 shares of our common stock pursuant to the terms of the restructuring agreement will reduce the total number of outstanding shares and fully diluted shares of our common stock, and any reported per share and fully diluted per share losses and earnings will therefore be distributed over a substantially lower number of shares; and

    . to the extent that the transactions contemplated by the restructuring agreement may be deemed to be a "business combination" with Viacom under
       Section 203 of the Delaware General Corporation Law, the authorization at the special meeting of the restructuring agreement and the transactions contemplated by the restructuring agreement by the holders of at least two-thirds of our outstanding shares of common stock (other than shares owned by Viacom) will constitute authorization by our stockholders of that business combination in accordance with Section 203 of the Delaware General Corporation Law.

Q: How many shares must be voted to authorize and approve the restructuring agreement? (see page 2)

A: As of September 13, 2001, the record date for the special meeting, there were issued and outstanding 25,742,025 shares of our common stock, 7,488,560 of which were beneficially owned by Viacom and 9,802,421 of which were beneficially owned by ePresence. The authorization and approval of the restructuring agreement and the transactions contemplated by the restructuring agreement at the special meeting requires the affirmative vote of at least two-thirds of the outstanding shares of common stock as of the record date, other than shares owned by Viacom. Therefore, approval of the matter requires the affirmative vote of 12,168,977 shares of our common stock. As the affirmative vote of 12,168,977 shares out of 18,253,465 shares outstanding as of the record date (other than shares owned by Viacom) is required to approve the matter presented at the special meeting and ePresence beneficially owns 9,802,421 of the outstanding shares as of the record date, the affirmative vote of ePresence is required to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement.

   ePresence is not obligated under the restructuring agreement to vote to approve the matter at the special meeting.

Q: What do I need to do now? (see page 1)

A: You should read this proxy statement carefully and consider how the restructuring agreement will affect you. Then you should mail your signed proxy card in the enclosed return envelope as soon as possible or grant a proxy by telephone or via the Internet pursuant to the applicable instructions provided to you, so that your shares can be voted at the special meeting of stockholders. If your shares are held in "street name" by a broker, your broker will not be able to vote your shares unless you have given your broker instructions to vote your shares on this matter. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q: What does Switchboard recommend? (see page 15)

A: Based upon, among other things, the unanimous recommendation of a special committee of our board of directors consisting solely of directors unaffiliated with Viacom or ePresence, our board of directors, by unanimous vote of all directors unaffiliated with Viacom, approved the restructuring agreement and the transactions contemplated by the restructuring agreement. Both our board of directors and the special committee recommend that Switchboard's stockholders vote to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement.
Q: Why was the special committee formed? (see pages 8 and 17)

A: Two members of our board of directors are employed by Viacom. In addition, three members of our board of directors are either officers or directors of ePresence. In light of these relationships, our board of directors formed the special committee to evaluate and negotiate the restructuring agreement. The members of the special committee are Douglas J. Greenlaw, Dean Polnerow and David N. Strohm. These directors are not significant stockholders, employees or directors of Viacom or ePresence. In addition to serving as directors of Switchboard, Mr. Greenlaw serves as our Chief Executive Officer and Mr. Polnerow serves as our President.

Q: When is the closing expected to occur? (see page 14)

A: The parties are working towards completing the transaction as quickly as possible. In addition to obtaining the approval of our stockholders, the parties must satisfy or waive all of the closing conditions contained in the restructuring agreement. The parties hope to complete the transaction promptly after the special meeting of our stockholders, which is scheduled for October , 2001. Either Switchboard or Viacom may terminate the restructuring agreement under circumstances specified in the restructuring agreement, including if the closing has not taken place by January 31, 2002.

Q: Who can help answer my additional questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions, including regarding the procedures for voting your shares, and you are a stockholder, you should contact: either Georgeson Shareholder at 800-223-2064 or Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581, Attention: Investor Relations, phone number:
   508-898-8200. Banks and brokers should contact Georgeson Shareholder by calling collect to 212-440-9800.

                      THE SPECIAL MEETING OF STOCKHOLDERS

   This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders to be held on October , 2001 and at any adjournment of the meeting.

Date, Time and Place of the Special Meeting

   The special meeting will be held on October  , 2001 at 10:00 a.m., local
time, at      .

Matter to be Considered at the Special Meeting

   At the special meeting and any adjournment of the meeting, our stockholders will be asked to consider and vote upon the authorization and approval of a restructuring agreement between Switchboard, Viacom and ePresence and the transactions contemplated by the restructuring agreement. A copy of the restructuring agreement is attached to this proxy statement as Annex A.

Record Date

   Our board of directors has fixed the close of business on September 13, 2001, as the record date for determination of stockholders entitled to notice of and to vote at the special meeting.

Voting of Proxies

   As described below, stockholders may cast votes:

    .  by granting a proxy via a traditional paper proxy card;

    .  by granting a proxy via telephone;

    .  by granting a proxy via the Internet; or

    .  in person at the special meeting.

   Voting by traditional paper proxy card. Stockholders may grant a proxy by completing, dating, signing and returning the enclosed proxy card. Stockholders may revoke this proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Secretary of Switchboard or by voting in person at the special meeting.

   Voting by telephone or via the Internet. Stockholders of record (that is, stockholders who own Switchboard stock registered in their own name) may grant a proxy by telephone or through the Internet, by following the instructions included with their proxy cards. Stockholders who hold shares registered in the name of a broker or other nominee may be able to vote by phone or the Internet as well, if their brokers are participating in a program provided through ADP Investor Communication Services allowing that type of voting. Brokers participating in that program will provide phone and Internet voting instructions to the stockholders for whom they serve as nominee. The deadline for granting a proxy by phone or through the Internet as a stockholder of record is p.m., Eastern time, on October , 2001. Stockholders whose shares are registered in the name of a broker or other nominee should consult the voting instructions provided by their broker for information about the deadline for voting by phone or through the Internet.

   Voting in person at the special meeting. Stockholders attending the meeting may deliver a completed proxy card in person or may vote by completing a ballot, which will be available at the meeting. Attendance at the meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the special meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the meeting.

   The last vote a stockholder submits chronologically (by any means, including at the special meeting) will supersede any prior votes cast by that stockholder.

   We request that our stockholders either complete, date and sign the proxy card and promptly return it by mail in the accompanying envelope or promptly grant a proxy by telephone or via the Internet pursuant to the applicable instructions provided to them. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. All brokers, including brokers who do not participate in a program allowing telephone and Internet voting, will provide directions on how to instruct the broker to vote the shares. All properly submitted proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement.

Votes Required

   As of the close of business on September 13, 2001, the record date for the special meeting, there were 25,742,025 shares of our common stock and one share of our series E special voting preferred stock outstanding and entitled to vote generally. The holders of at least two-thirds of the outstanding shares of our stock entitled to vote thereon, other than shares beneficially owned by Viacom, must affirmatively vote in favor of the restructuring agreement in order for the proposal to be approved. Stockholders have one vote per share of our stock owned on the record date. As of the close of business on the record date, Viacom beneficially owned an aggregate of 7,488,560 outstanding shares of our common stock and one outstanding share of our series E special voting preferred stock. Therefore, the affirmative vote of 12,168,977 shares is required to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement.

   As of the close of business on the record date, our directors and executive officers beneficially owned approximately 190,553 shares of our common stock, excluding options and other securities exercisable for or convertible into common stock. Those shares represented approximately 1.0% of the shares of our common stock entitled to vote at the special meeting (other than shares beneficially owned by Viacom). In addition, as of the close of business on the record date, ePresence beneficially owned an aggregate of 9,802,421 shares of our common stock which represented approximately 53.7% of the outstanding shares of common stock entitled to vote at the special meeting (other than shares beneficially owned by Viacom). In the aggregate, our executive officers and directors and ePresence beneficially owned approximately 9,992,974 shares of our common stock (excluding options and other securities exercisable for or convertible into common stock), or 54.7% of the shares of common stock entitled to vote at the special meeting (other than shares beneficially owned by Viacom). Although ePresence is a party to the restructuring agreement, it is not, nor are any of our executive officers or directors, to our knowledge a party to any voting agreement relating to the matter presented at the special meeting. As the affirmative vote of 12,168,977 shares out of 18,253,465 shares outstanding as of the record date (other than shares owned by Viacom) is required to approve the matter presented at the meeting, the affirmative vote of ePresence is required to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement.

Quorum

   The required quorum for the transaction of business at the special meeting is holders, present in person or by proxy, of a majority of the shares of our stock issued and outstanding on the record date. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. In addition, shares owned by Viacom would be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum, even though those shares would not be counted towards approval of the matter presented at the special meeting. In the event that a quorum is not present at the time the special meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the special meeting and the persons named in the enclosed proxy will vote all shares of common stock for which they have voting authority in favor of that adjournment, unless authority to do so is withheld by checking the appropriate box on the proxy card.

Abstentions and Broker Non-Votes

   Because authorization and approval of the restructuring agreement requires the affirmative vote of at least two-thirds of the outstanding shares of our common stock entitled to vote, other than shares owned by Viacom, abstentions and broker non-votes will have the same effect as votes against the authorization and approval of the restructuring agreement. In addition, the failure of a stockholder to return a proxy or to vote in person will have the effect of a vote against the authorization and approval of the restructuring agreement. Brokers holding shares for beneficial owners cannot vote on the proposal to authorize and approve the restructuring agreement without the owners' specific instructions. Accordingly, stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy, to grant a proxy by telephone or via the Internet pursuant to the applicable instructions provided to them or to follow the instructions for voting provided by their nominee.

Solicitation of Proxies and Expenses

   We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal meetings. We have also engaged Georgeson Shareholder as a proxy solicitor to assist in the solicitation of proxies for the special meeting at an estimated cost to Switchboard of $8,000, plus reimbursement of reasonable expenses. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Other Matters

   No other matters may be brought before the special meeting, other than matters incident to the conduct of the meeting. Under our by-laws, business transacted at the special meeting will be limited to the purpose stated in the notice accompanying this proxy statement.

Recommendation to Stockholders

   Based upon, among other things, the unanimous recommendation of the special committee, our board of directors, by unanimous vote of all directors unaffiliated with Viacom, approved the restructuring agreement and the transactions contemplated by the restructuring agreement. Both our board of directors and the special committee recommend that Switchboard's stockholders vote to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement.

   The matter to be considered at the special meeting is of great importance to the stockholders of Switchboard. Accordingly, stockholders are encouraged to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope or to grant a proxy by telephone or via the Internet pursuant to the applicable instructions provided to them.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information as of July 31, 2001 with respect to the beneficial ownership of shares of our common stock by:

    . each person known to us to own beneficially more than 5% of our outstanding shares of common stock;

    .  our directors;

    . our Chief Executive Officer, our President and our two other executive officers who were serving as executive officers on December 31, 2000; and

    .  all of our directors and executive officers as a group.

   Pro forma beneficial ownership data in the table gives effect to the closing of the transactions contemplated by the restructuring agreement, including the reconveyance by Viacom to Switchboard of 7,488,560 shares of our common stock and one share of our series E special voting preferred stock and the cancellation of warrants held by Viacom to purchase 533,469 shares of our common stock.

   As of July 31, 2001, we had 25,718,885 shares of common stock outstanding and one share of series E special voting preferred stock outstanding. The one share of series E special voting preferred stock outstanding as of July 31, 2001 was then, and remains, convertible into one share of common stock, at the discretion of Viacom, the holder of that share.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after July 31, 2001 through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

   The address of each of our employees, officers and directors is c/o Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581.

                                                                            Pro Forma Shares
                                                Shares Beneficially Owned  Beneficially Owned
                                                ------------------------- --------------------
                                                  Number          Percent  Number       Percent
                                                 ---------        ------- ---------     -------
Name of Beneficial Owner
------------------------
5% Stockholders................................
ePresence, Inc(1)..............................   9,802,421        38.1%  9,802,421      53.8%
120 Flanders Road..............................
ePresence, Inc(1)..............................   9,802,421        38.1%  9,802,421      53.8%
Westboro, Massachusetts 01581..................
Viacom Inc.(2).................................   8,555,498        31.9%    533,468       2.8%
1515 Broadway..................................
New York, New York 10036.......................
Massachusetts Financial Services Company(3)....   2,254,817         8.8%  2,254,817      12.4%
500 Boylston Street............................
Boston, Massachusetts 02116....................
AOL Time Warner Inc.(4)........................   1,496,260         5.8%  1,496,260       8.2%
75 Rockefeller Plaza...........................
New York, New York 10019.......................
Directors and Executive Officers:..............
Douglas J. Greenlaw(5).........................   1,066,000         4.0%  1,066,000       5.5%
Dean Polnerow(6)...............................     590,212         2.2%    590,212       3.1%
James M. Canon(7)..............................     291,800         1.1%    291,800       1.6%
John P. Jewett(8)..............................     167,212           *     167,212         *
William P. Ferry(9)............................     145,000           *     145,000         *
Richard M. Spaulding(10).......................      75,000           *      75,000         *
David N. Strohm(11)............................      60,000           *      60,000         *
Robert M. Wadsworth(12)........................      60,000           *      60,000         *
Daniel R. Mason(13)............................      40,000           *           0         *
Peter Glusker..................................           0           *           0         *
All executive officers and directors as a group
  (12 persons, 10 persons pro forma)...........   2,601,603(14)     9.2%  2,561,603(15)  12.4%

--------
* Less than 1%.
(1)ePresence Securities Corporation filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2001, reporting beneficial ownership by ePresence Securities Corporation of 9,802,421 shares of common stock and sole voting and dispositive power over those shares. The information contained in this table is derived from that Schedule 13G. The Schedule 13G reported that ePresence Securities Corporation is a wholly owned subsidiary of ePresence, Inc. and that ePresence, Inc. may be deemed to be the beneficial owner of shares held by ePresence Securities Corporation.
(2)Sumner M. Redstone, National Amusements, Inc., NAIRI, Inc. and Viacom, Inc. filed a Schedule 13D with the Securities and Exchange Commission on May 15, 2000 and filed a Schedule 13D/A with respect to such Schedule 13D on August 28, 2001. The Schedule 13D, as so amended, reports beneficial ownership by each such person of 8,555,497 shares of common stock and one share of series E special voting preferred stock and shared voting and dispositive power over those shares. Viacom's Definitive Proxy Statement filed with the SEC on April 12, 2001, reports that, as of March 31, 2001, approximately 68% of Viacom's voting class A common stock and approximately 11% (on a combined basis) of Viacom's class A common stock and non-voting class B common stock were owned by NAIRI. National Amusements holds the common stock of NAIRI.
   Mr. Redstone, as trustee of a trust, beneficially owns 66 2/3% of the issued and outstanding shares of capital stock of National Amusements. These shares of Switchboard's common stock include 1,066,937 shares issuable upon the exercise of warrants exercisable within 60 days of July 31, 2001 and one share issuable upon conversion of one share of series E special voting preferred stock. Unless otherwise noted, the information contained in this table is derived from the Schedule 13D, as amended by the Schedule 13D/A. Under the restructuring agreement dated as of August 22, 2001 among Switchboard Incorporated, Viacom and ePresence, Inc., at the closing of that agreement, Viacom is required to reconvey to Switchboard an aggregate of 7,488,560 shares of Switchboard's common stock, and one share of Switchboard's series E special voting preferred stock, and warrants to purchase 533,469 shares of Switchboard's common stock beneficially owned by Viacom will be cancelled.
(3) Massachusetts Financial Services Company filed a Schedule 13G with the Securities and Exchange Commission on February 12, 2001 reporting beneficial ownership of 2,254,817 shares of common stock. The Schedule 13G reported that 2,254,817 shares beneficially owned by Massachusetts Financial Services Company are also beneficially owned by certain other non-reporting entities. The information contained in this table is derived from that Schedule 13G.
(4) AOL Time Warner Inc. and America Online, Inc. filed a Schedule 13G/A with the Securities and Exchange Commission on January 23, 2001 reporting beneficial ownership of 1,496,260 shares of common stock and shared voting and dispositive power over those shares. The Schedule 13G/A reported that 1,121,260 shares are held by America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc., and 375,000 shares are held by Digital City, Inc., a wholly owned subsidiary of America Online, Inc. The information contained in this table is derived from that Schedule 13G/A.
(5) Includes 1,050,000 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 800,000 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price.
(6) Includes 538,000 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 319,375 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price.
(7) Consists of 291,800 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 112,687 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price.
(8) Includes 125,000 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 90,000 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price.
(9) Includes 120,000 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 60,000 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price. Does not include shares held by ePresence. Mr. Ferry is President, Chief Executive Officer and Chairman of the Board of Directors of ePresence.
(10)Includes 61,250 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 30,000 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price. Also includes 1,000 shares held by the spouse of Mr. Spaulding. Does not include shares held by ePresence. Mr. Spaulding is Senior Vice President and Chief Financial Officer of ePresence.
(11)Includes 20,000 shares subject to our right to repurchase all or part of such shares at their purchase price and 20,000 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 10,000 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price.
(12)Consists of 60,000 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 30,000 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price. Does not include shares held by ePresence. Mr. Wadsworth is a director of ePresence.
(13)Consists of 40,000 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 20,000 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price. Does not include shares held by Viacom. Upon Mr. Mason's resignation from our board of directors, as contemplated by the restructuring agreement, these options will no longer be exercisable. Mr. Mason is Executive Vice President of Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom.
(14)Includes 2,411,050 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 1,557,374 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price. Does not include shares held by ePresence or Viacom.
(15)Includes 2,371,050 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2001, 1,537,374 of which shares would be subject to our right to repurchase all or part of such shares at their purchase price.

Stockholder Proposals for Annual Meeting and for the 2002 Annual Meeting

   Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, for consideration at our 2002 annual meeting of stockholders must be received by us on or before March 17, 2002 in order to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934. The persons designated in our proxy card for our 2002 annual meeting of stockholders will be granted discretionary authority with respect to any stockholder proposal with respect to which we do not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for our 2002 annual meeting of stockholders must be received by our Secretary at our principal offices no later than December 18, 2001.

                          THE RESTRUCTURING AGREEMENT

Background

   Our board of directors regularly reviews Switchboard's long-term objectives and strategic position, particularly in light of the emerging markets for Internet-related services and the difficulties several Internet-related companies have endured in developing their businesses in a weakened economy. As part of this review, we consider various strategic transactions, including acquisitions and alliances, and we continue to evaluate our existing relationships within our evolving strategic focus.

   In June 1999, we entered into a series of agreements to form a relationship with CBS Corporation, now Viacom. Under these agreements, Viacom became a significant stockholder of Switchboard in exchange for $95.0 million in advertising and promotion to be provided through June 2006 across the full range of Viacom's CBS media properties, including television, radio and outdoor advertising, $5.0 million in cash and a ten-year license to use specified CBS trademarks. At the time, we were a majority-owned subsidiary of ePresence (formerly known as Banyan Worldwide) which undertook several obligations relating to our relationship with Viacom, most significantly indemnification obligations to Viacom. Although many of its obligations have now expired or been terminated, ePresence remains a party to several of our agreements with Viacom.

   We generate revenue from several sources, which include two primary categories: (1) our local merchant network, including sales of services to local merchants and the licensing and syndication of our technology to other organizations and (2) the sale of banner and site sponsorship advertising on our Web site. In June 1999, when we entered into our relationship with Viacom, we derived revenue principally from the sale of banner and site sponsorship advertising on our Web site. In addition, much of our local merchant revenue was derived from direct sales efforts to local merchants. Therefore, at that time we believed it was more important for us to focus on marketing strategies designed to maximize the development of the Switchboard brand, to develop direct sales opportunities to local merchants and to increase the number of consumers visiting our Web site and therefore the amount of revenue we could generate from advertisements on our Web site. We believe that our advertising initiatives from our alliance with Viacom have successfully increased our brand awareness, corporate visibility and the exposure of our Web site to local merchants and consumers.

   Increasingly, we are deriving a greater percentage of our revenue from our local merchant network. In the quarter ended June 30, 2001, local merchant network revenue comprised approximately 62% of our revenue, as compared to approximately 42% in the quarter ended March 31, 2001 and approximately 41% in the quarter ended June 30, 2000. In addition, within our local merchant network, direct sales to local merchants are now less significant than revenues generated from our relationships with strategic partners who themselves aggregate local merchants. In light of the increased importance to our business of local merchant network revenue, and specifically local merchant network revenue derived from our strategic relationships, we believe it is important for us to redirect our marketing efforts to more tailored strategies which focus less on consumers and direct sales to local merchants and more on potential strategic partners seeking directory technology solutions and locally targeted e-marketing services. The advertising and branding provided by our alliance with Viacom, which enhanced our direct exposure to consumers and local merchants, is therefore now less significant to our strategic focus than it was previously.

   As a result of this evolution of our business model, we began discussions with Viacom to revise our existing relationship. Recognizing that five of the eight members of our board of directors are also directors or officers of Viacom or ePresence, our board of directors formed a special committee of our board of directors to evaluate and negotiate the restructuring agreement and the transactions contemplated by the restructuring agreement. The members of the special committee are Douglas J. Greenlaw, Dean Polnerow and David N. Strohm. These directors are not significant stockholders, employees or directors of Viacom or ePresence. In addition to serving as directors of Switchboard, Mr. Greenlaw is our Chief Executive Officer and Mr. Polnerow is our President. See "Interests of Certain Persons in the Restructuring Agreement" below.

   The special committee directed management in the negotiation of the restructuring agreement and evaluated the restructuring agreement and the transactions contemplated by the restructuring agreement. Based on that evaluation, on August 20, 2001 the special committee unanimously recommended to our board of directors that the board authorize Switchboard to enter into the restructuring agreement and to perform its obligations under the restructuring agreement. Based in part upon that recommendation, on August 21, 2001 our board of directors, by unanimous vote of all directors present, authorized Switchboard to enter into the restructuring agreement and to perform its obligations under the restructuring agreement. Neither Peter Glusker nor Daniel
R. Mason, the two members of our board of directors who are affiliated with Viacom, were present or participating at the meeting of our board of directors to consider or approve the restructuring agreement. Please see the information set forth under the heading "Recommendation and Reasons for the Restructuring Agreement" below for a description of the reasons of the board of directors and the special committee for the restructuring agreement.

   On August 22, 2001, we entered into the restructuring agreement with Viacom and ePresence.

Existing Agreements between Switchboard and Viacom

   The following descriptions summarize the material terms of our existing agreements with Viacom, as well as the terms of our series E special voting preferred stock. The agreements described below and the series E special voting preferred stock form our current relationship with Viacom. Our current relationship with Viacom would be restructured in connection with the transactions contemplated by the restructuring agreement. Pursuant to the restructuring agreement (1) the license agreement, the advertising and promotion agreement and the common stock and warrant purchase agreement described below would be terminated in their entirety, (2) Viacom would irrevocably waive all of its demand registration rights under the registration rights agreement described below, and (3) as between Switchboard and Viacom (and not as between Switchboard and ePresence), the financial reporting agreement described below would be terminated in its entirety. In addition, Viacom would reconvey to Switchboard all of its approximately 7.5 million shares of our common stock and its one share of our series E special voting preferred stock, and approximately one-half of Viacom's warrants to purchase our common stock would be cancelled. For a more complete description of the restructuring agreement, see "Description of the Restructuring Agreement" below.

   License Agreement. On June 30, 1999, we entered into a license agreement with Viacom. Under the license agreement, Viacom granted us a non-exclusive license to use the "CBS" trademark and "eye" design together with the Switchboard mark to identify, market and promote our Web site. Under the agreement, Viacom retains approval rights over the use and presentation of its trademarks. For example:

    . our use of the CBS trademarks must conform to Viacom's guidelines, which may be changed from time to time by Viacom;

    . each use of the CBS trademarks in connection with our marketing or promotional materials requires obtaining Viacom's prior written approval; and

    . Viacom may require us to remove from our Web site any content that Viacom determines conflicts with, or interferes with or is detrimental to Viacom's interests, reputation or business or which might subject Viacom to legal liability or regulatory action.

   The license agreement places restrictions on our rights to accept advertising from some competitors of Viacom.

   During the term of the license agreement, with certain exceptions, Viacom may not license the CBS trademarks in connection with naming or promoting in the United States any Internet site that has as its primary function and theme the delivery of directory information for residential listings, business listings, email addresses or Web sites. This restriction does not apply to:

    .  any activity conducted by CBS or its affiliates as of June 30, 1999;

    . any activity conducted by Viacom television or radio affiliates that are not Viacom owned or operated;

    . any Internet services or Web sites in which CBS had an equity interest as of June 30, 1999; and

    . the use of any CBS trademarks to identify Viacom as the source of any content.

   The license agreement would expire by its terms on June 30, 2009. Viacom may terminate the agreement before the end of its term if:

    .  we breach any material term of the license agreement;

    . we or ePresence breach any material term of the advertising and promotion agreement, the common stock and warrant purchase agreement, the right of first refusal agreement, or the registration rights agreement that we and ePresence entered into with Viacom;

    . we become insolvent or commence or become subject to bankruptcy or similar proceedings;

    . we issue to certain Viacom competitors or assist certain Viacom competitors in acquiring 9% or more of our common stock or our total voting power; or

    . certain Viacom competitors own or control 15% or more of our common stock or our total voting power.

   In the event of a breach by Viacom of a material term of the license agreement or the advertising and promotion agreement, we may terminate the license agreement. If we terminate the license agreement under those circumstances, Viacom will pay us $3.5 million for each year that was remaining under the term of the agreement, pro rated for any partial year.

   The agreement provides for the joint ownership of domain names for the Switchboard Web site featuring both the "CBS" and "Switchboard" trademarks and contains provisions governing the use of those domain names following any termination or expiration of the license agreement. We have agreed that these provisions would not apply to the termination of the license agreement pursuant to the terms of the restructuring agreement.

   Advertising and Promotion Agreement. On June 30, 1999, we entered into an advertising and promotion agreement with Viacom and ePresence. Over the seven-year term of the advertising and promotion agreement, Viacom agreed to arrange for the placement of up to $95.0 million worth of advertising and promotion of our Web site in various media categories, including broadcast and cable television, radio, electronic media and certain print media.

   Viacom's advertising and promotion commitment is divided into seven one-year periods during the term of the agreement. Viacom's commitment during the first and third years of the agreement is $13.0 million per year, during the second year of the agreement is $12.75 million and during the last four years of the agreement is $14.0 million per year. We may carry forward to a subsequent period up to 35% of the advertising value to which we are entitled during any one-year period. However, Viacom is not obligated to provide advertising value aggregating more than $18.9 million during any one-year period. The value of advertising and promotion services provided by Viacom is generally determined by reference to the average price paid by others to Viacom for comparable advertising and promotion.

   All of our advertising is subject to Viacom's advertising guidelines and preemption policies and Viacom is not required to make any ad placements if the exigencies of time or contractual obligations prevent or restrict Viacom from doing so. Viacom may suspend advertising for us:

    . if at any time a claim arises regarding our right to use the Switchboard trademark; or

    . in the event our Web site is not operational for a 48-hour period, until it becomes operational again consistent with operations prior to the disruption.

   Under the agreement, Viacom has the right to sell advertising on our Web site and co-branded Web pages. We will pay Viacom a commission for any sales by Viacom.

   In addition, Viacom agreed to place links to our Web site on Viacom controlled Web sites and to use good faith efforts to obtain similar links on other Web sites in which Viacom has a non-controlling interest. We are required to pay Viacom a percentage of net advertising revenue derived from Web pages displayed through those links which include both CBS and Switchboard trademarks. Switchboard and Viacom also agreed to work together in good faith during the term of the agreement to identify other opportunities to integrate Switchboard's directory features into Viacom's Web site and to integrate local content from Viacom's CBS Web site into our Web site.

   The advertising and promotion agreement would expire by its terms on June 30, 2006. Viacom may terminate the agreement before the end of its term if:

    . we or ePresence breach any material term of the advertising and promotion agreement, the license agreement, the common stock and warrant purchase agreement, the right of first refusal agreement or the registration rights agreement that we entered into with Viacom;

    . we become insolvent or commence or become subject to bankruptcy or similar proceedings;

    . we issue to certain Viacom competitors or assist certain Viacom competitors in acquiring 9% or more of our common stock or total voting power;

    . certain Viacom competitors own or control 15% or more of our common stock or total voting power;

    . we discontinue using the "Switchboard" trademark and fail to establish a substitute mark acceptable to Viacom;

    .  our license agreement with Viacom is terminated or expires; or

    .  our Web site ceases to operate for specified periods of time.

   In the event of a breach by Viacom of a material term of the advertising and promotion agreement or the license agreement that is not cured within 30 days after receipt of our notice, we may terminate the advertising and promotion agreement. If we terminate the advertising and promotion agreement under those circumstances, Viacom's obligation to provide advertising and promotion would continue unless Viacom elects to pay us, over the remaining scheduled term of the agreement or in a lump sum payment, the net present value cash equivalent of the difference between $95.0 million and the value of advertising and promotion already provided to us.

   The advertising and promotion agreement also provides that, if certain Viacom competitors acquire a 30% or more interest in ePresence or all or substantially all of ePresence's assets at a time when ePresence owned 10% or more of our common stock, then Viacom has the right to purchase ePresence's shares of our capital stock or require that those shares be transferred to an independent trustee for sale to a third party. If Viacom were to exercise this right, a change in control of Switchboard may occur.

   We also agreed with Viacom that we will use our reasonable best efforts to adhere to performance standards for our Web site, including to:

    . maintain availability of our Web site seven days a week, 24 hours a day, other than during periods of scheduled maintenance;

    . maintain 97% uptime over a 12-month period for our Web site and the co-branded interfaces we display to users, barring events that are beyond our control;

    . maintain competitive standards of quality and ease of use with those offered by other leading Internet-based directory services; and

    .  achieve specified response times to user inquiries.

   Common Stock and Warrant Purchase Agreement. We issued the following securities to Viacom pursuant to a purchase agreement dated June 1, 1999:

    .  approximately 7.5 million shares of our common stock;

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    .  one share of our series E special voting preferred stock; and

    . warrants to purchase approximately 1.1 million shares of our common stock.

   The warrants are exercisable until March 7, 2002 at an exercise price of $1.00 per share. The exercise price and number of shares for which the warrants may be exercised are subject to adjustment if we issue shares of our common stock at less than $16.00 per share other than pursuant to the following:

    . the conversion, exchange or exercise of securities that were outstanding on June 30, 1999; and

    . a dividend, stock split, split-up or other distribution on shares of common stock which results in an adjustment of the exercise price under the provisions of the warrant addressing recapitalizations, mergers or other such events.

   In addition, we are permitted to issue at less than $16.00 per share up to 4,000,000 shares of common stock to our employees, directors, consultants or advisors and up to 100,000 shares of our common stock in connection with future borrowings or financings, or for any other purpose, in each case without adjusting the exercise price of the warrant. The exercise price and the number of shares for which the warrants may be exercised and the $16.00 per share amount referred to in the two prior sentences are also subject to adjustment in the event of a stock split, stock dividend, reverse stock split, capital reorganization or reclassification, consolidation or merger of Switchboard into another corporation or a transfer of our assets.

   Prior to July 2001, Switchboard and ePresence had extensive indemnification obligations to Viacom under the purchase agreement for breaches of representations, warranties and covenants under the purchase agreement and certain other agreements. These indemnification obligations expired in July 2001 in accordance with the terms of the purchase agreement. Switchboard and ePresence may continue to have certain other indemnification obligations to Viacom under the purchase agreement.

   Series E Special Voting Preferred Stock. Under our certificate of incorporation, our board of directors is authorized to issue one share of our series E special voting preferred stock. On June 30, 1999 that share was issued to Viacom pursuant to the common stock and warrant purchase agreement.

   Other than the special voting rights described in the next paragraph, the series E share has the rights, preferences, powers, privileges and restrictions of one share of our common stock. The series E preferred stock is junior to any other series of preferred stock we may issue with respect to redemption rights and the right to receive dividends or amounts distributable upon our liquidation, dissolution or winding up.

   The series E share entitles Viacom to elect that number of directors to our board of directors, rounded down, which equals Viacom's fully diluted percentage ownership of us, up to a maximum of the number of directors which would constitute a minority of the authorized number of members of the board. If Viacom's ownership percentage is zero, it may still elect one director, so long as the license agreement which we entered into with Viacom on June 30, 1999 remains in effect.

   Viacom's right to elect directors will terminate upon the first to occur of:

    . the date on which Viacom no longer owns any of our securities and the license agreement is no longer in effect;

    . the date on which a competitor of Switchboard owns more than 30% of the common stock or securities representing more than 30% of the voting power of Viacom; and

    . the date on which the series E share is owned by a person other than Viacom or an entity controlling, controlled by or under common control with Viacom.

   Upon the termination of Viacom's special voting right the series E share will automatically convert into one share of common stock. Upon written request at any time prior to the termination of this voting right, Viacom may convert its series E share to one share of common stock.

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   The transfer of the series E share by Viacom to Switchboard pursuant to the restructuring agreement would be sufficient to terminate Viacom's special voting right under our certificate of incorporation and would automatically convert the series E share into common stock.

   Registration Rights Agreement. Under this agreement, we granted demand and incidental registration rights to Viacom. The demand registration rights allow Viacom to require us to file a registration statement on their behalf. The incidental registration rights allow Viacom to include shares in registration statements we file on our own initiative or at the request of other stockholders.

   Financial Reporting Agreement. On January 28, 2000, we entered into a financial reporting agreement with ePresence and Viacom pursuant to which we agreed to provide ePresence and Viacom with financial information to enable them to comply with financial reporting requirements relating to their investments in us. We also agreed to provide ePresence and Viacom projections of our financial information, if requested in order to estimate consolidated financial information or for tax planning or other similar planning purposes.

Description of the Restructuring Agreement

   The following description of the restructuring agreement summarizes the material terms of the restructuring agreement. The full text of the restructuring agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. You are encouraged to read the entire restructuring agreement carefully.

   Termination of Existing Agreements. The restructuring agreement provides that upon the closing of the transactions contemplated by the restructuring agreement the following agreements will be terminated in full and will be of no further force and effect:

    . the common stock and warrant purchase agreement dated as of June 1, 1999, as amended, among Switchboard, Viacom and ePresence;

    . the advertising and promotion agreement dated as of June 30, 1999 among Switchboard, Viacom and ePresence; and

    . as between Switchboard and Viacom (but not as between Switchboard and ePresence), the financial reporting agreement dated January 28, 2000 among Switchboard, Viacom and ePresence.

In addition, as discussed below under "License Agreement", the restructuring agreement provides for the termination of the license agreement dated as of June 30, 1999 between Switchboard and Viacom on a date no later than three months after the closing of the transactions contemplated by the restructuring agreement.

   Switchboard Securities. At the closing of the transactions contemplated by the restructuring agreement, Viacom will reconvey to Switchboard an aggregate of 7,488,560 shares of our common stock and one share of our series E special voting preferred stock. In addition, Viacom's outstanding warrants to purchase an aggregate of 1,066,937 shares of our common stock will be amended and restated in their entirety so that they are exercisable for only up to 533,468 shares of our common stock. Viacom will retain its incidental registration rights with respect to the shares of common stock issuable upon exercise of the amended and restated warrant; however, it will waive all of its demand registration rights.

   Advertising and Promotion. The restructuring agreement contemplates that Switchboard will order, and Switchboard has ordered, advertising and promotion services from Viacom in the aggregate amount of $7,499,376 during the period beginning August 22, 2001 and ending on September 30, 2001 under substantially similar terms as have been applied to Switchboard's prior receipt of advertising and promotion from Viacom under the advertising and promotion agreement. To the extent any such advertising ordered by Switchboard is not provided by Viacom, Switchboard may reorder, and Viacom is required to use its best efforts to place, that

                                      13

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advertising during the period beginning at the closing of the transactions contemplated by the restructuring agreement and ending six months after that closing. Effective upon the earlier of the placement of all remaining advertising or the date six months after the closing of the restructuring agreement, each of Switchboard and Viacom will release the other from all claims under the restructuring agreement relating to the pricing of that remaining advertising, except to the extent that pricing is inconsistent with the pricing of advertising under the advertising and promotion agreement. If the restructuring agreement is terminated prior to closing, any claims by either Switchboard or Viacom relating to the advertising under the restructuring agreement may not exceed $7,499,376. After the closing, any claims by either Switchboard or Viacom relating to the pricing of any remaining advertising are limited to the value of any remaining advertising.

   License Agreement. The restructuring agreement provides that upon its closing, Switchboard will immediately begin using commercially reasonable efforts to cease its use of CBS trademarks under the license agreement. In any event, Switchboard will cease all such use of CBS trademarks within three months of the closing. The restructuring agreement also contains provisions to wind-down the use of joint Web site addresses by Switchboard and Viacom. In addition, Switchboard will transfer its rights in those joint Web site addresses to Viacom. Viacom has agreed not to use the joint Web site addresses and to limited maintenance and notice provisions relating to the joint Web site addresses.

   Mutual Releases. Effective at the closing of the restructuring agreement, each of Switchboard, Viacom and ePresence will grant the others a release of all claims they may have then or in the future under several agreements, including, without limitation, the common stock and warrant purchase agreement and the advertising and promotion agreement. In addition, effective upon the termination of the license agreement, each of Switchboard and Viacom will grant the other a release of all claims they may have then or in the future under the license agreement.

   Other Provisions. The restructuring agreement contains other provisions relating to the special meeting and this proxy statement, further assurances among the parties, confidentiality between Switchboard and Viacom and public announcements regarding the restructuring agreement. Switchboard agreed that, subject to the fiduciary obligations of its directors under applicable Delaware law, this proxy statement would indicate the approval of the restructuring agreement by the board of directors and the recommendation of the board of directors to our stockholders that they vote to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement. In addition, Viacom agreed not to transfer, encumber or otherwise restrict prior to the closing any of its shares of our capital stock or any of its warrants to purchase our capital stock. The restructuring agreement does not obligate ePresence to vote to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement at the special meeting.

   Representations and Warranties. The restructuring agreement contains representations and warranties (1) by Switchboard, Viacom and ePresence, regarding corporate organization and qualification, authorization of the restructuring agreement, no conflicts with applicable authorities and agreements and disclosures in this proxy statement, (2) by Switchboard and Viacom regarding confidentiality and (3) by Viacom regarding Viacom's ownership of Switchboard securities, Viacom's status as a successor to CBS corporation and infringements of third party trademark rights. Generally, the representations and warranties survive the closing of the transactions contemplated by the restructuring agreement, but speak as of the dates made.

   Conditions to Closing. The obligations of Switchboard, Viacom and ePresence to close the transactions contemplated by the restructuring agreement are subject to the satisfaction or waiver of the following conditions:

    . the holders of at least two-thirds of our outstanding shares of common stock, excluding shares beneficially owned by Viacom, must have authorized and approved the restructuring agreement and the transactions contemplated by the restructuring agreement;

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    .  the respective obligations of Switchboard, Viacom and ePresence under the restructuring agreement must have been performed in all material respects; and

    . the respective representations and warranties of Switchboard, Viacom and ePresence under the restructuring agreement must be true in all material respects.

In addition, the obligation of Switchboard to close the restructuring agreement is conditioned on our receipt of resignations from our board of directors of the two directors elected by Viacom pursuant to its right as the holder of the one outstanding share of our series E special voting preferred stock.

   Termination. The restructuring agreement may be terminated as follows:

    . by mutual agreement of Switchboard and Viacom, with reasonable notice to ePresence;

    . by either Switchboard or Viacom, if the closing has not occurred on or before January 31, 2002;

    . by Viacom, if either Switchboard or ePresence is in breach of a representation, warranty or obligation under the restructuring agreement and that breach cannot be cured prior to January 31, 2002; and

    . by Switchboard, if either Viacom or ePresence is in breach of a representation, warranty or obligation under the restructuring agreement and that breach cannot be cured prior to January 31, 2002.

Recommendation and Reasons for the Restructuring Agreement

   The following discussion of Switchboard's reasons for the restructuring agreement contains a number of forward-looking statements that reflect the current views of Switchboard with respect to future events that may have an effect on Switchboard's future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Risk Factors" beginning on page 21. See "Forward-Looking Statements".

   Our board of directors and special committee both determined that the restructuring agreement and the transactions contemplated by the restructuring agreement are fair to and in the best interests of Switchboard and its stockholders. Our primary reasons for seeking to complete the restructuring agreement are the beliefs of our board of directors and the special committee that the restructuring agreement and the transactions contemplated by the restructuring agreement will result in the following benefits to Switchboard:

    . increasing our flexibility to market our local merchant network, as opposed to the awareness of our brand and Web site among consumers, and therefore better align our advertising initiatives with our core strategies and priorities by:

       . enhancing the breadth of our advertising campaigns by advertising in media such as cable television, electronic media and print which are available to us in less variety or, in the case of some print media, not at all under our existing advertising and promotion agreement with Viacom; and

       . avoiding forfeiting significant amounts of advertising which are lost if not utilized, and enabling us to reduce the sales and marketing expense associated with our advertising rights, under a schedule outlined in our advertising and promotion agreement with Viacom. This reduced sales and marketing expense could assist us in our goal of reducing and sustaining profitability.

    . reducing the effects of large non-cash advertising expenditures associated with our advertising and promotion agreement with Viacom on reported per share losses and earnings;

    . eliminating our obligation to comply with various covenants and other provisions in our existing agreements with Viacom which impose restrictions, limitations or consequences on activities or opportunities which we may otherwise wish to pursue.

    . increasing our opportunity to add independent directors to our board of directors, while maintaining an appropriately-sized board of directors;

    . achieving increased recognition of the Switchboard brand on its own merits, without association with the trademarks of another entity; and

    . reacquiring a substantial portion of our outstanding equity securities on terms which our board of directors and the special committee believe to be favorable to Switchboard and to the benefit of our stockholders.

   In reaching their respective determinations that the restructuring agreement and the transactions contemplated by the restructuring agreement are in the best interests of Switchboard and its stockholders, the board of directors and the special committee considered a number of factors, including those factors described above, as well as those listed below:

    . the judgment, advice and analyses of our management with respect to the potential strategic, financial and operational benefits of restructuring our relationship with Viacom, including management's favorable recommendation of that restructuring;

    . the terms of the restructuring agreement, including the financial terms, which were considered by our board of directors, special committee and management to provide a fair and equitable basis for the restructuring of our relationship with Viacom;

    . the expected increase in the ownership interest of ePresence in Switchboard upon the closing of the restructuring agreement to a majority interest of approximately 54%;

    . the potential for a non-cash accounting loss or gain, based upon the fair market value of our common stock at the time of the consummation of the transactions contemplated by the restructuring agreement;

    . the volatility of the market price of our common stock, as quoted on the Nasdaq National Market;

    . the effect that a reduced number of outstanding shares of common stock will have to increase both reported per share losses and earnings.

    . the risk that the restructuring agreement might not be completed in a timely manner or at all;

    . the potential difficulty Switchboard might have in establishing its brand exclusive of association with CBS trademarks;

    . the potential negative impact of any customer or partner confusion after announcement of the proposed restructuring;

    . the potential negative impact of the financial community after announcement of the proposed restructuring; and

    . the other risks and uncertainties described in "Risk Factors" beginning on page 21.

In addition to all of the above factors, in making its determination that the restructuring agreement and the transactions contemplated by the restructuring agreement are in the best interests of Switchboard and its stockholders, the board of directors relied upon the recommendation of the special committee to that effect.

   The foregoing discussion of information and factors considered by the board of directors and special committee is not intended to be exhaustive. In view of the wide variety of factors considered by the board of directors and the special committee, neither the board of directors nor the special committee found it practicable to quantify or otherwise assign relative weights to the specific factors considered. In addition, neither the board of directors nor the special committee reached any specific conclusion on each factor considered, or any aspect of any particular factor, but rather conducted an overall analysis of all factors.

                                      16

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   There can be no assurance that the benefits considered by our board of directors and special committee will be achieved through closing the transactions contemplated by the restructuring agreement. See "Risk Factors" beginning on page 17.

   For the reasons discussed above, both our board of directors and the special committee have determined that the restructuring agreement and the transactions contemplated by the restructuring agreement are fair to and in the best interests of Switchboard and its stockholders. Both the board of directors and the special committee recommend that stockholders vote to authorize and approve the restructuring agreement and the transactions contemplated by the restructuring agreement.

Interests of Certain Persons in the Restructuring Agreement

   Viacom and ePresence. Viacom and ePresence are parties to and have various rights and obligations under the restructuring agreement for which we are seeking your approval and which is described in detail in the section entitled "Description of the Restructuring Agreement" above, as well as the agreements to be terminated pursuant to the restructuring agreement which are described in the section entitled "Existing Agreements between Switchboard and Viacom" above. Both Viacom and ePresence are significant stockholders of Switchboard. For a discussion regarding the respective ownership interests of Viacom and ePresence in Switchboard, please see the information set forth under the heading "The Special Meeting of Stockholders--Security Ownership of Certain Beneficial Owners and Management" beginning on page 3. As discussed below under the heading "Executive officers and directors of Switchboard", several of our directors have relationships with Viacom or ePresence.

   Upon the closing of the transactions contemplated by the restructuring agreement, Viacom is required to reconvey to Switchboard approximately 7.5 million shares of our common stock and one share of our series E special voting preferred stock. As a result of the transfer by Viacom to Switchboard of the one outstanding share of our series E special voting preferred stock, Viacom will no longer be entitled to elect two directors to our board of directors. In addition, warrants held by Viacom to purchase an aggregate of 533,469 shares of our common stock will be cancelled at the closing. Upon the closing, Viacom will continue to hold warrants to purchase 533,468 shares of our common stock.

   Upon the transfer to Switchboard and cancellation of Switchboard securities held by Viacom pursuant to the restructuring agreement, ePresence is expected to beneficially own approximately 54% of our common stock and will therefore be our majority stockholder. Moreover, in connection with the termination of the existing agreements between Switchboard and Viacom, ePresence's remaining obligations under those agreements will be terminated as well. Among those obligations of ePresence to be terminated are (1) ePresence's obligation to sell to Viacom, or transfer to an independent trustee for sale to a third party, its Switchboard common stock, if certain competitors of Viacom were to acquire a 30% or more interest in ePresence or all or substantially all of ePresence's assets at a time when ePresence owned 10% or more of our common stock and (2) all of its remaining indemnification obligations to Viacom under the agreements.

   Executive officers and directors of Switchboard. When you consider the recommendations of the board of directors and the special committee with respect to the restructuring agreement, you should be aware that some of our executive officers and directors have interests in connection with the restructuring agreement that are different from, or in addition to, the interests of our stockholders, as summarized below. In making their respective decisions to recommend the restructuring agreement, our board of directors and the special committee were aware of these interests and considered them among other matters.

   Viacom is the holder of the one outstanding share of our series E special voting preferred stock. As the holder of that share, Viacom is presently entitled under our certificate of incorporation to elect two directors to our board of directors. Pursuant to these special voting rights, Viacom elected Peter Glusker and Daniel R. Mason to our board of directors. Peter Glusker serves as Senior Vice President, Viacom Interactive Ventures of Viacom. Daniel
R. Mason serves as Executive Vice President of Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom. Neither Peter Glusker nor Daniel R. Mason were present or participating at the meeting of our board of directors to consider or approve the restructuring agreement.

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   Our Chairman of the Board of Directors, William P. Ferry, is Chairman of the
Board of Directors, President and Chief Executive Officer of ePresence and as of July 31, 2001 beneficially owned 1,307,514 shares, or approximately 5.4%, of ePresence's common stock. Our director, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence and as of July 31, 2001 beneficially owned 217,479 shares, or approximately 0.9%, of ePresence's common stock. Robert M. Wadsworth, another of our directors, is also a director of ePresence and as of July 31, 2001 beneficially owned 3,972,630 shares, or approximately 16.9% of ePresence's common stock, including 3,947,380 shares beneficially owned by an investment fund with which he is affiliated and with respect to which shares he disclaims beneficial ownership.

   David N. Strohm, another of our directors and a member of the special committee, was a director of ePresence from 1983 to 1999 and as of July 31, 2001 did not beneficially own any shares of ePresence's common stock. Dean Polnerow, our President, a director and a member of the special committee, served at ePresence in various capacities from 1983 to 1996, including as Vice President, Advanced Development, and as of July 31, 2001 beneficially owned 4,000 shares or 0.02% of ePresence's common stock. James M. Canon, our Vice President, Business Development, served at ePresence in various capacities from 1991 to 1997, including as Information Products Architect, and as of July 31, 2001 did not beneficially own any shares of ePresence's common stock.

   Our director and a member of the special committee, Douglas J. Greenlaw, is party to an employment agreement with Switchboard under which he serves as our Chief Executive Officer. Under the terms of this agreement, the vesting of Mr. Greenlaw's outstanding options to purchase our common stock accelerates upon the occurrence of a change in control of Switchboard. The expected increase in ePresence's ownership interest in Switchboard upon the closing of the restructuring agreement may be deemed to be a change in control under the employment agreement. Mr. Greenlaw has waived any option acceleration under his employment agreement based upon a change in control resulting from the transactions contemplated by the restructuring agreement.

Certain Other Effects of the Restructuring Agreement

   Accounting loss or gain. The terms of the restructuring agreement will not be adjusted in response to the market price of our common stock at the closing. Regardless of the then-current market price of our common stock, at the closing, Viacom will reconvey to Switchboard approximately 7.5 million shares of our common stock and one share of our series E special voting preferred stock, and warrants held by Viacom to purchase approximately 530,000 shares of common stock will be cancelled. For financial reporting purposes, we will report in our statement of operations a non-cash accounting loss or gain in the period in which the closing takes place. The loss or gain will be based upon the difference between the value of our advertising rights terminated at the closing and the value of the securities transferred and cancelled by Viacom at the closing. The value of our advertising rights terminated at the closing will be based upon the net present value of those rights on that date, which is expected to be approximately $44.5 million. The value of the securities to be transferred and cancelled by Viacom at the closing will be based upon the fair market value of our common stock on that date. If the per share value of our common stock at the closing is less than $5.57, we will report a non-cash accounting loss. If the per share value of our common stock at the closing is greater than $5.57, we will report a non-cash accounting gain.

   On August 22, 2001, the date we entered into the restructuring agreement, the closing per share sale price of our common stock on the Nasdaq National Market was $4.79. Using that per share value, the value of the securities to be transferred and cancelled by Viacom at the closing would be approximately $38.2 million. Using the $44.5 million value described above for the terminated advertising rights and this $38.2 million value for the transferred and cancelled securities, we would report a non-cash accounting loss of approximately $6.3 million, or $0.34 per outstanding share as of the record date (after accounting for the approximately 7.5 million shares to be transferred by Viacom to Switchboard at the closing), in our statement of operations for the period in which the closing occurs.

   On September 17, 2001, the closing per share sale price of our common stock on the Nasdaq National Market was $3.10. Using that per share value, the value of the securities to be transferred and cancelled by Viacom at the closing would be approximately $24.7 million. Using the $44.5 million value described above for the terminated advertising rights and this $24.7 million value for the transferred and cancelled securities, we would report a non-cash accounting loss of approximately $19.8 million, or $1.08 per outstanding share as of the record date (after accounting for the approximately 7.5 million shares to be transferred by Viacom to Switchboard at the closing), in our statement of operations for the period in which the closing occurs.

   Per share losses and earnings. The approximately 7.5 million outstanding shares of our common stock to be transferred by Viacom to Switchboard under the restructuring agreement will be retired and restored to the status of authorized and unissued shares of common stock following the closing. This will reduce the number of outstanding shares of our common stock by approximately 29.1% to 18,253,465 shares, based upon the 25,742,025 shares outstanding as of the record date for the special meeting. Reported per share losses and earnings will therefore be distributed over a substantially lower number of outstanding shares as of the date on which the closing takes place. The cancellation of warrants to purchase approximately 530,000 shares of our common stock pursuant to the terms of the restructuring agreement, in addition to the retirement of the approximately 7.5 million shares of common stock to be transferred by Viacom to Switchboard, will reduce the number of fully diluted shares of our common stock. Reported fully diluted per share losses and earnings will therefore be distributed over a substantially lower number of shares, beginning in the period in which the closing takes place; however, there will be no marginal effect on reported fully diluted per share losses based upon the cancellation of warrants, as the warrants are anti-dilutive.

   Delaware business combinations statute. We are subject to the provisions of
Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner, including the prior approval of the corporation's board of directors together with the prior authorization at a stockholder meeting of the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock. Viacom is an interested stockholder of Switchboard, and the transactions contemplated by the restructuring agreement may be deemed to be a business combination. To the extent that the transactions contemplated by the restructuring agreement may be deemed to be a business combination, the authorization at the special meeting of the restructuring agreement and the transactions contemplated by the restructuring agreement will constitute approval of that business combination under Section 203 of the Delaware General Corporation Law. Under an exception applicable to ePresence, the restrictions contained in Section 203 of the Delaware General Corporation Law do not apply to business combinations by Switchboard with ePresence.

   Public float. The number of outstanding shares of our common stock in the public float as of the record date for the special meeting was 4,509,414. In calculating the public float, we subtract from the total outstanding shares of our common stock the total number of outstanding shares of common stock beneficially owned by our directors and executive officers, as well as each person or entity known to us to be the beneficial owner of more than 5.0% of our common stock. Because Viacom is the beneficial owner of more than 5.0% of our common stock and its shares are not included in our public float, Viacom's transfer of its outstanding shares of common stock to Switchboard pursuant to the restructuring agreement will neither increase nor decrease our public float. Our exclusion of a person or entity from our calculation of our public float should not be deemed to be an admission that all of those persons and entities are, in fact, affiliates of ours, or that there are not other persons who may be deemed to be affiliates of ours.

   Nasdaq listing. Our common stock is listed on the Nasdaq National Market. The closing of the transactions contemplated by the restructuring agreement will have no effect on the listing of our common stock on the Nasdaq National Market.

   Exchange Act reporting. We are currently subject to the reporting requirements under the Securities Exchange Act of 1934. The closing of the transactions contemplated by the restructuring agreement will have no effect on our reporting requirements under that act.

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

   Tax consequences. Our stockholders (other than Viacom) should not directly experience any material federal income tax consequences as a result of the closing of the transactions contemplated by the restructuring agreement. These transactions, however, may cause, or contribute to causing, adverse tax consequences to us, including potentially limiting our use of certain tax attributes such as net operating loss carryforwards and potentially causing us to recognize taxable gain (which may be offset by net operating loss carry-forwards) in the event that at the time of the closing of the transactions contemplated by the restructuring agreement the per share fair market value of our common stock is greater than $5.57.

   Appraisal rights. Switchboard stockholders will not be entitled to exercise appraisal rights in connection with the transactions contemplated by the restructuring agreement.

                                 RISK FACTORS

   You should consider carefully the following risk factors in evaluating the information provided to you in this proxy statement.

Risks Related to the Restructuring Agreement

Our local merchant network revenue, and specifically revenue derived from our relationships with our strategic partners, as opposed to direct sales to local merchants, may not remain as significant a component of our total revenue as it has become.

   We generate revenue from several sources, which include two primary categories: (1) our local merchant network, including sales of services to local merchants and the licensing and syndication of our technology to other organizations and (2) the sale of banner and site sponsorship advertising on our Web site. In the quarter ended June 30, 2001, local merchant network revenue comprised approximately 62% of our total revenue, as compared to approximately 42% in the quarter ended March 31, 2001 and approximately 41% in the quarter ended June 30, 2000. We entered into the restructuring agreement in part to facilitate the redirection of our marketing efforts on strategies which focus more on potential strategic partners seeking directory technology solutions and locally targeted e-marketing services, as opposed to more broad-based strategies targeted at consumers, which more directly assist our advertising revenue, and direct sales to local merchants. There can be no assurance that revenue derived from our local merchant network, and specifically revenue derived from our relationships with our strategic partners, as opposed to direct sales to local merchants, will remain as significant a component of our total revenue or will grow or that we will not need to dedicate marketing resources to strategies designed to support or increase our advertising revenue. See "Risks Related to our Business" below.

No adjustment in the terms of the restructuring agreement will be made based upon changes in the market price of our common stock, and we will report a non-cash accounting loss to the extent that the value of our advertising rights terminated at the closing exceeds the value of the securities transferred and cancelled by Viacom at the closing.

   Upon the closing of the transactions contemplated by the restructuring agreement, Viacom will reconvey to Switchboard approximately 7.5 million shares of our common stock and one share of our series E special voting preferred stock. In addition, warrants held by Viacom to purchase approximately 530,000 shares of our common stock will be cancelled. For financial reporting purposes, these securities are being transferred or cancelled in exchange for the termination of our advertising rights under the advertising and promotion agreement, and we will report a non-cash accounting loss to the extent the difference at the closing in the value of the terminated advertising rights exceeds the value of the transferred and cancelled securities. If the per share value of our common stock is less than $5.57, we will report a non-cash accounting loss.

   The value of the securities to be transferred and cancelled at the closing will fluctuate depending upon the market price of our common stock. You will not know at the time you vote on the restructuring agreement what will be the value of our common stock at the closing. Our stock price is volatile and may fluctuate significantly prior to the closing. In recent years the stock market in general, and the securities of technology companies in particular, have experienced extreme price and volume fluctuations. These market fluctuations have adversely affected, and may in the future adversely affect, the market price of our common stock. In addition, events or circumstances specific to Switchboard could cause the price of our common stock to decline. See "Risks Related to our Business" below. The market price on the date of the closing of the transactions contemplated by the restructuring agreement may be significantly lower than on the date of the restructuring agreement, the date of this proxy statement or the date you vote on the restructuring agreement. During the period October 1, 2000 through September 17, 2001 the closing per share sale price of our common stock on the Nasdaq National Market ranged from a low of $2.63 to a high of $7.63. During the period September 1, 2001 through September 17, 2001, the closing per share sale price of our common stock on the Nasdaq National Market ranged from a low of $3.10 to a high of $4.00. We do not have the right to terminate the restructuring agreement if our stock price falls precipitously. Stockholders should obtain recent market quotations of our common stock before they vote on the restructuring agreement.

   The advertising rights to be terminated at closing are expected to have an approximate net present value of $44.5 million. Based upon the $3.10 per share closing sale price of our common stock on the Nasdaq National Market on September 17, 2001, the securities to be transferred and cancelled at closing had an approximate value of $24.7 million. Using these values, we would report a non-cash accounting loss equal to approximately $19.8 million, or $1.08 per outstanding share as of the record date (after accounting for the approximately
7.5 million shares to be transferred by Viacom to Switchboard at the closing), in our statement of operations for the period in which the closing occurs.

We may experience difficulty establishing the Switchboard brand when we are no longer able to use Viacom's CBS trademarks.

   We have used CBS trademarks in association with our own trademarks in our brand-building efforts since June 1999. Our use of those CBS trademarks may have been a significant contributing factor in establishing our brand. Our license to use the CBS trademarks will terminate upon the termination of our license agreement pursuant to the terms of the restructuring agreement. Our efforts to maintain and further develop our brand may not be as effective when our trademarks are no longer associated with the CBS trademarks. Any harm to these efforts could have a material adverse affect on our business.

Termination of our agreements with Viacom may negatively affect our advertising initiatives.

   Upon the termination of the advertising and promotion agreement pursuant to the terms of the restructuring agreement, our advertising rights under the advertising and promotion agreement, including our right to order from Viacom advertising and promotion through June 2006 with an estimated net present value of $44.5 million will be terminated. We therefore will no longer benefit from the large advertising resources presently available to us from Viacom at no cash cost and will have to expend other resources to obtain advertising. We have limited experience in obtaining advertising outside the scope of our advertising and promotion agreement with Viacom. Advertising from third parties may be more costly, difficult to obtain or less effective than we anticipate.

Upon the closing of the transactions contemplated by the restructuring agreement, ePresence will be our majority stockholder and will be able to control matters submitted for approval of our stockholders, which could delay or prevent a change in control or depress our stock price.

   Based upon its current beneficial ownership interest in Switchboard, upon the closing of the transactions contemplated by the restructuring agreement ePresence will be our majority stockholder with a beneficial ownership interest in Switchboard of approximately 54%. With this majority interest, ePresence will generally be able to control all matters submitted to our stockholders for approval and our management and affairs, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. Presently, three of our directors are affiliates of ePresence. Upon the closing of the transactions contemplated by the restructuring agreement those directors will constitute one-half of our board of directors. ePresence's control over Switchboard could have the effect of delaying or preventing a change of control of Switchboard that other stockholders may believe would result in a more optimal return on investment. In addition, this control could depress our stock price because purchasers will not be able to acquire a controlling interest in Switchboard. ePresence may also elect to sell its interest in Switchboard to a third party with whom we have no prior relationship, which third party would then exercise the same degree of control over Switchboard as ePresence.

We may not be able to replace the two directors elected to our board of directors by Viacom with directors with suitable qualifications and experience or with directors deemed to be independent.

   Upon the closing of the transactions contemplated by the restructuring agreement, Viacom's right as the holder of the one outstanding share of our series E special voting preferred stock to elect two directors to our board of directors will terminate, and the two directors elected by Viacom pursuant to its right will resign from our board of directors. We entered into the restructuring agreement in part to increase our opportunity to add independent directors to our board of directors. We may not be able to identify and attract qualified directors with experience in the Internet and technology industries to join our board of directors.

The restructuring agreement may be confusing, or viewed as disadvantageous, to advertisers, local merchants and strategic partners with whom we presently or may in the future do business.

   Present or potential advertisers, local merchants and strategic partners of Switchboard may be confused by the restructuring of our relationship with Viacom, including the termination of our license to use the CBS trademarks, or may feel that the restructuring of our relationship with Viacom is not advantageous to them. These advertisers, local merchants and strategic partners may delay or defer decisions relating to the services we presently, or may in the future, provide them. Any delay or deferral of those decisions by any of these parties or a decision by any party to discontinue its relationship with Switchboard could have a material adverse effect on our business.

The restructuring agreement may be confusing, or viewed as disadvantageous to Switchboard, by stock market analysts and participants, and this may negatively affect our stock price.

   Stock market analysts and other participants in the stock market may be confused by the restructuring of our relationship with Viacom or may view the restructuring as disadvantageous to Switchboard. To the extent the market price of our common stock reflects a belief that our stockholders may not approve the restructuring agreement or that the transactions contemplated by the restructuring agreement may not close, our stock price will likely be negatively affected by the occurrence of either of those events.

Risks Related to Our Business

We are presently subject to several risks and uncertainties, including risks and uncertainties related to our existing relationship with Viacom, the occurrence of any of which may have a material adverse effect on our business, financial condition or result of operations. These risks are described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, on file with the SEC, and include the following:

    . we have a history of incurring net losses, we expect our net losses to continue as a result of planned increases in operating expenses and we may never achieve profitability;

    . our limited operating history as a stand-alone company makes it difficult to evaluate our business and our ability to address the risks and uncertainties that we face;

    . our quarterly results of operations are likely to fluctuate and, as a result, we may fail to meet the expectations of our investors and securities analysts, which may cause the price of our common stock to decline;

    . our business model will fail if our operations are unable to generate sufficient revenue to cover the cost of the content and services we provide to customers at no charge;

    . if the directory services agreement we entered into with America Online, Inc., a subsidiary of AOL Time Warner, Inc., is not successful, it could have a materially negative affect on our results of operations;

    . we depend on strategic alliances with third parties to grow our business and our business may not grow if the strategic alliances upon which we depend fail to produce the expected benefits or are terminated;

    . if we do not enter into and maintain relationships with channel partners, our ability to attract new local merchant customers and to deliver services to current local merchant customers would be impeded;

    . if we cannot demonstrate the value of our local merchant services, local merchant customers may stop using our services, which could reduce our revenue;

    . the attractiveness of our services would diminish if we are not able to license accurate database information from third-party content providers;

    . our advertising business exposes us to competitive pricing pressures and may require us to provide advertising at no charge if we do not meet minimum guarantees;

    . if we do not attract a large number of users to our Web site who have demographic characteristics that are attractive to advertisers, our advertising revenue will substantially decline;

    . we rely on a small number of advertising and local merchant services aggregation customers, the loss of whom may substantially reduce our revenue;

    . if we do not introduce new or enhanced services on our Web site, we may be unable to attract and retain consumers, local merchants, and advertisers, which would significantly impede our ability to generate revenue;

    . our business may suffer if we lose the services of our chief executive officer or founder;

    . if we are not able to attract and retain highly skilled managerial and technical personnel with Internet experience, we may not be able to implement successfully our business model;

    . the markets for Internet content, services, and advertising are highly competitive and our failure to compete successfully will limit our ability to increase or retain our market share;

    . our internally developed software may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our service offerings;

    . if we are unable to adequately protect our intellectual property rights, our technology and information may be used by others to compete against us;

    . if our services infringe on intellectual property rights of others, we may be required to expend substantial resources to reengineer our services and to incur substantial costs and damages related to infringement claims;

    . if we are sued for content distributed through, or linked to by, our Web site, we may be required to spend substantial resources to defend ourselves and could be required to pay monetary damages;

    . we may need to expend significant resources to protect against online security risks that could result in misappropriation of our proprietary information or cause interruption in our operations;

    . we may be sued for disclosing to third parties personal identifying information without consent;

    . we may become subject to burdensome government regulation and legal uncertainties, which could limit our growth; and

    . if we cannot protect our domain names, our ability to successfully brand Switchboard will be impaired.

                                          By order of the board of directors,

                                          Douglas J. Greenlaw, Chief Executive
                                            Officer

October  , 2001

                                                                         Annex A

                            RESTRUCTURING AGREEMENT

   This RESTRUCTURING AGREEMENT (the "Agreement") dated as of August 22, 2001 is entered into among Switchboard Incorporated, a Delaware corporation (the "Company"), Viacom Inc., a Delaware corporation (as successor to CBS Corporation, "Viacom"), and ePresence, Inc., a Massachusetts corporation (formerly known as Banyan Systems Incorporated, "ePresence").

   WHEREAS, Viacom owns (i) 7,488,560 shares (the "Viacom Owned Common Stock") of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), one share of Series E Special Voting Preferred Stock of the Company, $0.01 par value per share (the "Viacom Owned Preferred Stock" and, together with the Viacom Owned Common Stock, the "Viacom Owned Stock"), (iii) Common Stock Purchase Warrant No. SB-CBS-#1 to purchase up to 1,066,174 shares of Common Stock at a per share exercise price of $1.00 issued by the Company on June 30, 1999 (the "June 30 Warrant") and (iv) Common Stock Purchase Warrant No. SB-CBS-#2 to purchase up to 763 shares of Common Stock at a per share exercise price of $1.00 issued by the Company on July 1, 1999 (the "July 1 Warrant" and, together with the June 30 Warrant, the "Warrants");

   WHEREAS, the Company, Viacom and ePresence are parties to (i) the Common Stock and Warrant Purchase Agreement dated as of June 1, 1999, as amended (the "Purchase Agreement"), (ii) the Advertising and Promotion Agreement dated as of June 30, 1999 (the "Advertising Agreement"), (iii) the Right of First Refusal Agreement dated as of June 30, 1999 (the "ROFR Agreement"), (iv) the Termination of Stockholders' Voting Agreement dated as of January 1, 2001 (the "Voting Agreement") and (v) the Financial Reporting Agreement dated as of January 28, 2000 (the "Reporting Agreement");

   WHEREAS, the Company and Viacom are parties to (i) the Registration Rights Agreement dated as of June 30, 1999 (the "Registration Rights Agreement") and
(ii) the License Agreement dated as of June 30, 1999 (the "License Agreement");

   WHEREAS, Viacom wishes to reconvey to the Company, and the Company wishes to acquire from Viacom, the Viacom Owned Stock, and Viacom and the Company wish to amend the Warrant to reduce the number of shares of Common Stock issuable upon exercise of the Warrants to an aggregate of 533,468 shares and Viacom wishes to waive its demand registration rights under the Registration Rights Agreement, in each case on the terms and conditions set forth herein;

   WHEREAS, the Company has ordered from Viacom, and Viacom will provide to the Company, advertising and promotion on certain of Viacom's media properties in the amount of $7,499,376 pursuant to the Advertising Agreement or as otherwise provided herein and as set forth in the Q3 Media Plan agreed to between the Company and Viacom and delivered herewith (the "Media Plan"); and

   WHEREAS, Viacom, ePresence and the Company, as applicable, wish to terminate the Purchase Agreement, the Advertising Agreement, the ROFR Agreement, the Voting Agreement, the License Agreement and, as between the Company and Viacom, the Reporting Agreement, in each case on the terms and conditions set forth herein.

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

   Section 1. Termination. Effective as of the Closing (as defined in Section 11 of this Agreement) and to the extent not already terminated pursuant to their respective terms, the Purchase Agreement, the Advertising Agreement, the ROFR Agreement, the Voting Agreement and, as between the Company and Viacom, the Reporting Agreement, shall be terminated in full and shall be of no further force and effect. Thereafter, other than as between the Company and ePresence under the Reporting Agreement, none of the parties thereto shall have any further rights or obligations under such terminated agreements and each party's rights and obligations are as set forth in this Agreement.

   Section 2. Shares. Effective as of the Closing:

      (a) Viacom shall convey to the Company, and the Company shall acquire from Viacom, all right, title and interest in and to the Viacom Owned Stock.

      (b) The June 30 Warrant shall be amended and restated in its entirety in the form attached hereto as Exhibit A:

          (i) so as to be exercisable for up to 533,468 shares of Common Stock at a per share exercise price of $1.00;

          (ii) by adding a new paragraph (d) to Section 1 thereof to read in full as follows:

             "(d) Notwithstanding anything to the contrary in paragraph (a) above, upon exercise of this Warrant, in whole or in part, the Registered Holder may elect to receive a reduced number of Warrant Shares in lieu of tendering the Purchase Price in cash. In such case, the number of Warrant Shares to be issued to the Registered Holder shall be computed using the following formula:

                                X = Y(A-B)
                                     A

          X = the number of Warrant Shares to be issued to the Registered
       Holder;
          Y = the number of Warrant Shares for which the election to exercise is being made;
          A = the Market Price (as defined below) of one share of Common Stock, $.01 par value per share, of the Company on the trading day immediately prior to the Exercise Date; and
          B = the Purchase Price.

             "Market Price" per share of Common Stock of the Company means (i) the volume weighted average closing sale price per share for the five consecutive trading days preceding the date of determination as reported on the NASDAQ National Market System or, if such shares are primarily traded on any other national securities exchange, as reported by such exchange, or (ii) if the shares of Common Stock are not traded on any national securities exchange, the fair market value of such share of Common Stock as determined in good faith by the Board of Directors of the Company."; and

          (iii) by adding at the end of Exhibit I thereof, immediately prior to the signature lines, the following:

             "Alternatively, the undersigned, pursuant to the cashless exercise provisions set forth in Section 1(d) of the attached Warrant (No. ), hereby irrevocably elects to purchase shares of Common Stock covered by such Warrant, less such shares, in lieu of tendering the Purchase Price referred to therein."

      (c) Viacom irrevocably waives any and all rights it has pursuant to
   Section 2.1 of the Registration Rights Agreement.

      (d) The July 1 Warrant shall be cancelled in its entirety and shall thereafter be of no further force or effect.

   Section 3. Mutual Releases. Effective as of the Closing (except in the case of the License Agreement, for which this Section 3 is effective as of the License End Date (as defined below)), each of Viacom, the Company and ePresence hereby releases and discharges, absolutely and forever, any and all claims, causes of action, obligations, covenants, agreements, representations, warranties, losses, damages, fees, expenses, judgments and liabilities of each and every kind ("Claims") such party has ever had, now has, or may hereafter have, directly or indirectly, against the other parties, or any person or entity directly or indirectly controlling, controlled by, or under common control with any such party or any or all of such other party's past and present officers, directors, agents, shareholders, employees, attorneys, representatives, successors, heirs and assigns (each such person or entity being an "Affiliate"), arising out of or relating to the Purchase Agreement, the Advertising Agreement (including, without limitation, any Claims relating to or arising out of the pricing applied by Viacom to the placement of advertising and promotion), the ROFR Agreement, the License Agreement (solely as between the Company and Viacom), the Voting Agreement, the Stockholders' Voting Agreement dated as of June 30, 1999 by and among Viacom, ePresence and the Company, and, as between the Company and Viacom, the Reporting Agreement, and the transactions contemplated by such agreements; provided that such release and discharge shall not include any Claims arising under this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, effective as of the Closing (except in the case of the License Agreement, for which this Section 3 is effective as of the License End Date), each of Viacom, the Company and ePresence hereby give such release and discharge regardless of whether such Claims or the consequences thereof or the facts on which they are based are known or unknown, anticipated or unanticipated, absolute or contingent, and whether or not such Claims could have been asserted at the time of the execution of this Agreement. Nothing in this Agreement is intended or shall be deemed or construed as an admission of liability by any party hereto and each party hereto expressly denies any and all liability relating to any and all Claims to be released and discharged under this Agreement.

   Section 4. Advertising and Promotion. (a) The Company hereby has the right to order, and Viacom shall use its commercially reasonable efforts to arrange for the placement of, advertising and promotion of the Switchboard Site to be aired during the period from the date hereof until September 30, 2001 (the "Airing Period"), having an aggregate value of $7,499,376 ("Q3 Advertising"), pursuant to the Advertising Agreement and in accordance with the Media Plan. The "annual media plan" referred to in Section 2.1 of the Advertising Agreement shall not be applicable to the Q3 Advertising. The Company shall not be permitted to defer any of the Q3 Advertising, including pursuant to Section 2.1 of the Advertising Agreement. Notwithstanding Section 2.1(b) of the Advertising Agreement, the pricing to be applied to the airing of the Q3 Advertising set forth in the Media Plan shall be generally consistent with the pricing Viacom has applied with respect to advertising and promotion aired for the Company up to and including the date of this Agreement, which pricing methodology Viacom and the Company acknowledge is fair. Except as specifically modified hereby, the advertising and promotion that is contemplated to be aired during the Airing Period shall be provided subject to all the terms and conditions set forth in the Advertising Agreement. Viacom and the Company hereby agree that the Q3 Advertising is subject to preemption in accordance with Viacom's policies and practices in the ordinary course of business consistent with past practices.

   (b) If the Company fails for any reason to order the full $7,499,376 of Q3 Advertising for airing during the Airing Period, such unordered Q3 Advertising shall be permanently forfeited; provided, however, that in the event any portion of the Q3 Advertising ordered (with commercially reasonable lead time) by the Company for airing during the Airing Period remains unaired as a result of Viacom's failure to air such Q3 Advertising, the Company shall be permitted to order, and Viacom shall be required to use its best efforts to arrange (provided the Company provides Viacom commercially reasonable lead time) for the placement of, such remaining unaired Q3 Advertising (such remaining unaired Q3 Advertising, the "Post-Closing Advertising") during the six month period following the Closing, pursuant to the terms set forth in Section 4(c) below. Upon the earlier of the date on which such Post-Closing Advertising is aired in full and the end of such six month period (the "Final Time"), Viacom's obligations under this Section 4 hereby are terminated in full and neither Viacom nor the Company shall have any further rights or obligations under this
Section 4.

   (c) Viacom shall arrange for the placement of the Post-Closing Advertising subject to the following terms and conditions:

      (i) Viacom and the Company hereby agree that the Post-Closing Advertising shall conform to the restrictions or requirements set forth in the CBS License Guidelines and Restrictions (as such term is defined in the License Agreement), it being understood that even if the License Agreement is terminated prior to the Final Time, such restrictions or requirements are still in force and effect as to the Post-Closing Advertising.

      (ii) Viacom and the Company hereby agree that (A) Viacom makes no audience guarantees, (B) there are no make-goods, and (C) no party hereto has any audit rights except solely to confirm whether the Post-Closing Advertising, or any portion thereof, has been aired.

      (iii) Viacom and the Company hereby agree that the Post-Closing Advertising is subject to preemption in accordance with Viacom's policies and practices in the ordinary course of business consistent with past practices.

      (iv) Viacom and the Company agree that Viacom will not charge the Company for the Post-Closing Advertising.

   (d) Effective as of the Final Time, each of Viacom and the Company hereby releases and discharges, absolutely and forever, any and all Claims such party has ever had, now has, or may hereafter have, directly or indirectly, against such other party, or any Affiliate thereof, arising out of or relating to the pricing applied by Viacom to its placement of the Post-Closing Advertising, provided that such pricing is generally consistent with the pricing Viacom has applied with respect to advertising and promotion aired for the Company up to and including the date of this Agreement, which pricing methodology each of Viacom and the Company acknowledges is fair, and provided further that neither Viacom nor the Company shall be entitled to recover any damages for any Claim arising under or relating to the Post-Closing Advertising other than monetary damages, which monetary damages (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any Claim) shall not exceed the sum of (x) the Post-Closing Advertising, if any, that remains unaired as of the Final Time and (y) all Claims by the Company that the pricing applied by Viacom to its placement of the Post-Closing Advertising was not generally consistent with the pricing Viacom has applied with respect to advertising and promotion aired for the Company up to and including the date of this Agreement. Without limiting the foregoing, effective as of the Final Time, each of Viacom and the Company shall give such release and discharge regardless of whether such Claims or the consequences thereof or the facts on which they are based are known or unknown, anticipated or unanticipated, absolute or contingent, and whether or not such Claims could have been asserted on or before the Final Time.

   (e) In the event this Agreement is terminated pursuant to Section 12 of this Agreement, neither Viacom nor the Company shall be entitled to recover any damages for any Claim arising under this Section 4 and/or the Advertising Agreement (with respect to the Q3 Advertising) other than monetary damages, which monetary damages (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any Claim) shall not exceed the sum of (A) the Q3 Advertising, if any, that remains unaired as of such termination date and (B) all Claims by the Company that the pricing applied by Viacom to its placement of any Q3 Advertising that has aired up to such termination date was not generally consistent with the pricing Viacom has applied with respect to advertising and promotion aired for the Company up to and including the date of this Agreement.

   Section 5. License Agreement. (a) Immediately following the Closing, the Company shall use its commercially reasonable efforts to cease all uses of the CBS Marks (as defined in the License Agreement) in connection with the name and operation of the Switchboard Site (as defined in the License Agreement) and any other uses permitted under the License Agreement. In any event, no later than three months after the Closing, the Company shall cease all uses of the CBS Marks in connection with the name and operation of the Switchboard Site and any other uses permitted under the License Agreement. In connection with the foregoing, the Company shall remove, erase or destroy the CBS Marks from the Switchboard Site or any other use by the Company within a commercially reasonable time following the Closing, but in no event shall any such material remain in use by the Company more than three months after Closing, and, at Viacom's written request, the Company shall furnish Viacom with commercially acceptable evidence of such removal, erasure or destruction reasonably satisfactory to Viacom.

(b) The Company shall have no ownership or other rights in the CBS Marks, except in accordance with and to the extent of the License Agreement. The Company acknowledges that the CBS Marks are trademarks owned or controlled by Viacom or one of its subsidiaries and that all uses by the Company of such CBS Marks shall inure to Viacom or such subsidiary's benefit. Subject to Section 5(c) below, in the event that the Company shall create or shall have created any proprietary right in any CBS Marks as a result of the exercise by the Company of any right under the License Agreement or hereunder, such proprietary right shall immediately vest in Viacom (or its designated subsidiary) and the Company shall cease using such proprietary right in accordance with paragraph
(a) above.

   (c) Viacom or one of its subsidiaries and the Company shall continue to be joint owners of the Joint URL(s) (as defined in the License Agreement). After the Closing, neither Viacom (or such subsidiary) nor the Company shall have the right to use or promote the Joint URL(s) or any other URL containing the name or trademark of the other party, except that:

      (i) for a period of three months following the Closing (the "Forwarding Period"), Internet users who input the Identifying URL (as defined in the License Agreement) shall be automatically forwarded (by the Company) to the Switchboard Site; and

      (ii) for a period of three months following the Forwarding Period, Internet users who input the Identifying URL will be automatically forwarded (by the Company) to a screen substantially in the form attached hereto as Exhibit B or as subsequently mutually agreed between the Company and Viacom.

Thereafter, the Company and Viacom shall cease all use of the Joint URL(s) and remove, erase or destroy all uses thereof in accordance with the provisions of paragraph (a) above applicable to the CBS Marks. On or prior to the License End Date (as defined below), as mutually agreed upon by the Company and Viacom, the Company shall transfer its registration of the Joint URL(s) to Viacom. The Company agrees to, no later than the second monthly anniversary of the Closing, submit the transfer registration application to Viacom for the purpose of allowing Viacom to submit such application to the appropriate registrar, it being understood that Viacom shall not submit such application prior to the License End Date. Prior to the expiration of the registration of the Joint URL(s), Viacom shall file an application to renew the Joint URL(s) solely in its name but hereby agrees not to use the Joint URL(s) in any manner whatsoever. For the avoidance of doubt, and not for the purpose of limitation, Viacom shall not post any content on the Joint URL(s). Upon its renewal of the Joint URL(s) pursuant to this Section 5(c), Viacom shall, at its expense and for a period of two (2) years from the date of this Agreement, take such actions as are (A) reasonably necessary or desirable to maintain the registration of the Joint URL(s) and (B) in its sole discretion, necessary or desirable to protect and enforce its rights in the Joint URL(s). Viacom shall promptly notify the Company if at any time between the second anniversary of the Closing and the fourth anniversary of the Closing, Viacom determines that it will not maintain its registration of the Joint URL(s).

   (d) On the earlier of (x) the date on which the Company notifies Viacom in writing that the Company has ceased all use of the CBS Marks and the Joint URLs and (y) the three month anniversary of the Closing (such earlier date, the "License End Date"): (1) the License Agreement hereby is terminated in full and shall be of no further force and effect; and (2) thereafter, neither the Company nor Viacom shall have any further rights or obligations under the License Agreement.

   Section 6. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of obtaining the stockholder approval required to satisfy the closing condition set forth in Section 11(b)(i) of this Agreement. Subject to the fiduciary obligations of the Company's directors under applicable Delaware law, the Company Proxy Statement (as defined in Section 10(d)) shall indicate the approval by the Board of Directors of the transactions contemplated by this Agreement and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of the approval of the transactions contemplated by this Agreement. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC (as defined in Section 10(d)), use its best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) solicit from its stockholders proxies in favor of the approval of the transactions contemplated hereby and use its best efforts to obtain the necessary approvals by its stockholders of the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company, Viacom and ePresence shall cooperate with each other in the preparation of the Company Proxy Statement, including, without limitation, as follows: (1) Viacom and ePresence shall furnish to the Company information reasonably required in connection with the Company Proxy Statement; and (2) the Company shall permit Viacom and ePresence to review all drafts of the Company Proxy Statement and any related materials prior to distribution to third parties or filing thereof, and the Company shall provide copies thereof to Viacom and ePresence reasonably prior to any such distribution or filing.

   Section 7. Further Assurances. Subject to the terms and conditions of this Agreement, the Company, Viacom and ePresence will use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the transactions contemplated by this Agreement, and execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

   Section 8. Public Announcements. None of the Company, Viacom or ePresence will issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, except to the extent such party reasonably believes such press release or public statement is required by applicable law or stock market regulations; provided, however that the Company, Viacom and ePresence may make reasonable public statements consistent with prior public statements otherwise permitted under this Section 8. Subject to receiving each other party's consent consistent with this Section 8, the Company shall issue a press release relating to this Agreement no later than two (2) business days after the date hereof.

   Section 9. Confidentiality. (a) Each of Viacom and the Company acknowledges and agrees that it has disclosed, and may in the future disclose, certain confidential information, including, but not limited to, information concerning any other party's online services and web sites, technology, software, tools or business, or plans for the future in connection with any of the foregoing, information concerning customers, suppliers, personnel and other business relationships, sales and marketing plans, financial information and other confidential information, all of which shall be deemed "Confidential Information" for the purposes of this Section 9 if, with respect to such information disclosed in tangible form, it is or was marked "Confidential" or its equivalent, and if disclosed orally or visually, it is or was identified as confidential at the time of disclosure.

   (b) For a period of three years from the date of receipt of Confidential Information under this Agreement or under the agreements referred to in this Agreement, or in perpetuity with respect to source code or related documentation, the receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilizes with respect to its own similar proprietary information, but in no event less than a reasonable standard of care, including without limitation agreeing:

      (i) Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to (A) an employee or consultant of the receiving party requiring access to the Confidential Information in the course of his or her employment or consulting services in connection with this Agreement or the agreements referred to in this Agreement and who has agreed in writing to maintain the confidentiality of the Confidential Information in the receiving party's possession; or (B) a director, legal advisor or financial advisor of the recipient party hereunder, provided that such parties are bound to maintain the confidentiality of such information and provided further that they are permitted to use such Confidential Information only for the purposes of carrying out their fiduciary or other advisory responsibilities on behalf of the party hereto from which it received such Confidential Information;

      (ii) Not to use the Confidential Information for any purpose other than to carry out the purposes of this Agreement; and

      (iii) To be responsible for any breach of the confidentiality obligations set forth in this Section 9 by any third party to whom such receiving party has disclosed Confidential Information.

   (c) Nothing in this Section 9 shall restrict the receiving party with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data: (i) was rightfully possessed by the receiving party before it was received from the disclosing party; (ii) is independently developed by the receiving party without reference to the disclosing party's information or data; (iii) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information or data, and without restrictions on use or disclosure; or (iv) is or becomes public or available to the general public otherwise than through any act or default of the receiving party.

   (d) Nothing in this Section 9 shall prevent any party hereto from disclosing any Confidential Information required, in such party's reasonable opinion, to be disclosed by law, stock market regulation or other compulsory legal process, subject to prior written notice to the applicable disclosing party.

   Section 10. Representations and Warranties. Each party (except where only a specific party or parties are identified) hereto represents and warrants to the other parties hereto as follows:

      (a) Organization and Qualification. Such party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a material adverse effect on such party or such party's ability to perform its obligations under this Agreement or the other instruments and agreements contemplated hereby.

      (b) Authorization. (i) The execution, delivery and performance by such party of this Agreement, and the consummation by such party of the transactions contemplated hereby, are within such party's corporate powers and have been duly authorized by all necessary corporate action on the part of such party, except, with respect to the Company, for the authorization of the Company's stockholders set forth as a closing condition in Section 11(b)(i). This Agreement has been duly executed and delivered by such party and this Agreement constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

      (ii) The Company represents and warrants that (A) a special committee of its Board of Directors comprised of non-Viacom appointed directors has determined that the transactions contemplated hereby are fair to and in the best interests of the stockholders of the Company, (B) the special committee has recommended that the Board of Directors approve the transactions contemplated hereby, (C) the Board of Directors has determined, in reliance upon, among other things, such recommendation from the special committee that the transactions contemplated hereby are fair to and in the best interests of the stockholders of the Company, and (D) on such basis, among other things, the Board of Directors has resolved to recommend that the stockholders of the Company authorize the transactions contemplated hereby.

      (c) No Conflicts. (i) The execution, delivery and performance by such party of this Agreement, and the consummation by such party of the transactions contemplated hereby, require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than: (A) solely with respect to the Company, compliance with any applicable requirements of the NASDAQ National Market System, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable securities laws, whether federal, state or foreign; and (B) any actions or filings the absence of which would not have, individually or in the aggregate, a material adverse effect on such party or such party's ability to perform its obligations under this Agreement or the other instruments and agreements contemplated hereby.

      (ii) The execution, delivery and performance by such party of this Agreement, and the consummation of the transactions contemplated hereby, do not (A) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of such party,
   (B) assuming compliance with the matters referred to in Section 10(c)(i) and satisfaction of the closing condition set forth in Section 11(b)(i), contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree applicable to such party or any of its subsidiaries, (C) require any consent or other action by any person or entity under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such party or any of its subsidiaries is entitled under, any provision of any agreement or other instrument binding upon such party or any of its subsidiaries or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of such party and its subsidiaries or (D) result in the creation or imposition of any lien or encumbrance on any asset of such party or any of its subsidiaries, except for such contraventions, conflicts, violations and breaches referred to in clause (B) and for such failures to obtain any such consent or other action and for such defaults, terminations, cancellations, accelerations, changes, losses, liens and encumbrances referred to in clauses (C) or (D) that would not have, individually or in the aggregate, a material adverse effect on such party or such party's ability to perform its obligations under this Agreement or the other instruments and agreements contemplated hereby.

      (d) Disclosure Document. (i) The Company represents and warrants that the proxy of the Company to be filed with the Securities and Exchange Commission (the "SEC") in connection with the transactions contemplated hereby (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended. The Company represents and warrants that (other than with respect to written information supplied by Viacom and ePresence for inclusion in the Company Proxy Statement, as to which the Company makes no representation or warranty), at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on the transactions contemplated hereby, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (ii) Each of Viacom and ePresence represents and warrants that the information with respect to Viacom and ePresence, respectively, that Viacom and ePresence, respectively, furnishes to the Company in writing specifically for use in the Company Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which there were made, not misleading at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on the transactions contemplated hereby.

      (e) Confidentiality. Each of the Company and Viacom represents and warrants that it has complied in full with Section 12 of the Advertising Agreement.

      (f) Ownership of Equity. Viacom represents and warrants that it is the record, legal and beneficial owner of the Viacom Owned Stock and the Warrants, free and clear of any and all conditions, restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever (collectively, "Liens"), except for such Liens arising under federal or state securities laws. Viacom further represents and warrants that, as of the date of this Agreement and as of the record date for the Company Stockholder Meeting, the Viacom Owned Stock constitutes all of the outstanding voting securities of the Company beneficially owned by Viacom.

      (g) Successor in Interest. Viacom represents and warrants that it is the successor to the rights and obligations of CBS Corporation under the Purchase Agreement, the Advertising Agreement, the ROFR Agreement, the Reporting Agreement and the License Agreement.

      (h) No Known Infringement. Viacom represents and warrants that, to its knowledge, the Company's use of the CBS Marks in accordance with the License Agreement or this Agreement will not infringe upon the rights of any third party.

   Section 10A. No Transfer. Viacom shall not prior to the Closing sell or otherwise transfer or encumber or otherwise restrict any or all of the Viacom Owned Stock, any or all of the Warrants or any or all right, title or interest in the Viacom Owned Stock or the Warrants.

   Section 11. Closing; Closing Conditions. (a) Closing. (i) Upon the satisfaction or waiver (in the case of the waiver of the condition set forth in Section 11(b)(i) below, the waiver of each party hereto) of all the conditions to closing set forth in paragraph (b) below, the transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, at 10:00 a.m. on (1) the later of (x) the second Business Day following the satisfaction of all the conditions to closing set forth in paragraph (b) below and (y) the earlier of September 30, 2001 and the date on which the Q3 Advertising shall have been aired in full, or (2) at such other time, place or date as shall be agreed upon by the parties to this Agreement.

   (ii) At the Closing, Viacom shall deliver, or cause to be delivered: (1) to the Company, (A) all certificates evidencing the Viacom Owned Stock, along with such other stock transfer documentation reasonably acceptable to the Company;
(B) the original June 30 Warrant and the original July 1 Warrant, each marked "CANCELLED"; (C) a receipt for the amended and restated June 30 Warrant; and
(2) to the Company and ePresence, as applicable, the other documents required to be delivered by Viacom pursuant to paragraph (b) below.

   (iii) At the Closing, the Company shall deliver, or cause to be delivered:
(1) to Viacom, (A) a receipt for the stock certificates referred to in Section 11(ii)(1)(A) above; (B) an executed amended and restated June 30 Warrant in the form attached hereto as Exhibit A; and (2) to Viacom and ePresence, as applicable, the other documents required to be delivered by the Company pursuant to paragraph (b) below.

   (iv) At the Closing, ePresence shall deliver, or cause to be delivered, to the Company and to Viacom, as applicable, the documents required to be delivered by ePresence pursuant to paragraph (b) below.

   (b) Closing Conditions. (i) The obligations of the Company, Viacom and ePresence to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the condition that the transactions contemplated hereby shall have been authorized by at least 66 2/3% of the outstanding Common Stock of the Company which is not beneficially owned by Viacom in accordance with the General Corporation Law of the State of Delaware;

   (ii) The obligations of each of the Company, Viacom and ePresence to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the condition that (1) each other party hereto shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, (2) each of the representations and warranties of each other party contained in this

Agreement (A) that are qualified by materiality or material adverse effect shall be true and correct in all respects as of the date of execution of this Agreement and at and as of the Closing as if made at and as of such time (except that representations and warranties that by their terms speak as of some other date need be true and correct only as of such specified date), and
(B) that are not qualified by materiality or material adverse effect shall be true in all material respects as of the date of execution of this Agreement and at and as of the Closing as if made at and as of such time (except that representations and warranties that by their terms speak as of some other date need be true only as of such specified date) and (3) such party shall have received a certificate signed by a senior executive officer of each such other party to the foregoing effect; and

   (iii) The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the condition that the Company shall have received the resignation of each of the directors appointed to its Board by Viacom.

   Section 12. Termination. (a) This Agreement may be terminated at any time prior to Closing, upon, except pursuant to clause (i) below, written notice by the terminating party to the other parties, as follows:

      (i) by mutual written agreement of the Company and Viacom, provided that the Company and Viacom provide reasonable notice to ePresence of such agreement;

      (ii) by either the Company or Viacom, if the Closing has not taken place on or before January 31, 2002 (the "End Date");

      (iii) by Viacom, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company or ePresence set forth in this Agreement shall have occurred that would cause the condition set forth in Section 11(b)(ii) not to be satisfied by the Company or ePresence, and such condition is incapable of being satisfied by the Company or ePresence by the End Date; or

      (iv) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Viacom set forth in this Agreement shall have occurred that would cause the condition set forth in Section 11(b)(ii) not to be satisfied by Viacom, and such condition is incapable of being satisfied by Viacom by the End Date.

Notwithstanding anything to the contrary in this Section 12(a), the right to terminate this Agreement under this Section 12(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of such termination event.

   The party desiring to terminate this Agreement pursuant to this Section 12(a) (other than pursuant to Section 12(a)(i)) shall give notice of such termination to each other party.

   (b) If this Agreement is terminated pursuant to Section 12(a), this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, provided that, if such termination shall result from the willful (i) failure of any party to fulfill a condition to the performance of the obligations of the other parties or (ii) failure of any party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages, subject to Section 13(n) of this Agreement, incurred or suffered by the other parties as a result of such failure. The provisions of this Section 12(b) and Sections 4(e) and 13 shall survive any termination hereof pursuant to Section 12(a).

   Section 13. Miscellaneous. (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to the Company, to:

      Switchboard Incorporated
      120 Flanders Road
      Westboro, MA 01581
      Attention: Chief Executive Officer
      Fax: (508) 898-8222
      and
      Attention: General Counsel
      Fax: (508) 898-8222

      with a copy to:

      Hale and Dorr LLP
      Bay Colony
      1100 Winter Street
      Waltham, MA 02451
      Attention: Virginia Kingsley Kapner, Esq.
      Fax: (781) 966-2100

      if to Viacom, to:

      Viacom Inc.
      1515 Broadway
      51st Floor
      New York, New York 10036
      Attention: Chief Financial Officer
      Fax: (212) 846-1797
      and
      Attention: General Counsel
      Fax: (212) 258-6099

      if to ePresence, to:

      ePresence, Inc.
      120 Flanders Road
      Westboro, MA 01581
      Attention: Chief Executive Officer
      Fax: (508) 836-3281
      and
      Attention: General Counsel
      Fax: (508) 836-3281

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

   (b) Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall survive the Closing but shall speak only as of the date(s) made; provided that the representations and warranties contained in

Section 10(h) shall survive until the second anniversary of the Closing but shall speak only as of the date(s) made.

   (c) Amendments; Waivers. (i) Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

      (ii) Except as expressly amended or waived hereby, the agreements referred to in this Agreement shall (to the extent not already terminated pursuant to their respective terms) remain in full force and effect in accordance with their respective terms until terminated pursuant to this Agreement. All references to such agreements in this Agreement and the other agreements referred to herein shall be deemed to be references to such agreements as amended or waived hereby.

      (iii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

   (d) Expenses. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

   (e) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

   (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

   (g) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the federal court or state court located in the county of New York in the State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13(a) shall be deemed effective service of process on such party.

   (h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

   (i) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. This Agreement may be executed by facsimile signatures. Except as expressly provided in Sections 3 and 5(d), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

   (j) Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

   (k) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

   (m) No Voting Agreement. The parties hereto acknowledge and agree that this Agreement does not constitute an agreement, arrangement or understanding between ePresence and any other party hereto for the purpose of voting the shares of Common Stock held by ePresence in connection with the stockholder approval required to be obtained in order to satisfy the closing condition set forth in Section 11(b)(i).

   (n) Limitation on Damages. Notwithstanding any other provision in this Agreement, no party to this Agreement or any of such party's Affiliates shall be liable to any other party or such other party's Affiliates for special, consequential, indirect or punitive damages.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          SWITCHBOARD INCORPORATED


                                          By:  /s/ Douglas J. Greenlaw
                                             ----------------------------------
                                          Name: Douglas J. Greenlaw
                                          Title: Chief Executive Officer

                                          VIACOM INC.

                                          By: /s/ Richard J. Bressler
                                             ----------------------------------
                                          Name: Richard J. Bressler
                                          Title: Senior Executive Vice
                                                 President and Chief
                                                 Financial Officer

                                          EPRESENCE, INC.

                                          By: /s/ Richard M. Spaulding
                                             ----------------------------------
                                          Name: Richard M. Spaulding
                                          Title: Sr. Vice President and
                                                 Chief Financial Officer

                                                                Preliminary Copy
                                                     Filed on September 18, 2001

                                                                      Appendix A


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                                  DETACH HERE

                           SWITCHBOARD INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        Special Meeting of Stockholders

                                October  , 2001

   The undersigned, having received notice of the special meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Douglas J. Greenlaw, Dean Polnerow and Ari Milstein, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote, in respect of all shares of capital stock of Switchboard Incorporated ("Switchboard") which the undersigned may be entitled to act or vote, at the special meeting of stockholders of Switchboard to be held on October , 2001 and at any adjournment of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
              SEE REVERSE SIDE                                 SEE REVERSE SIDE

SWITCHBOARD INCORPORATED
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


--------------------------------------------------------------------------------
                                  DETACH HERE

[X] Please mark votes as in this example.

   THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS. To vote in accordance with these recommendations, just sign this proxy; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the recommendations of the board of directors and the special committee of the board of directors.

1.To authorize and approve the Restructuring Agreement dated as of August 22, 2001 among Switchboard, Viacom Inc. and ePresence, Inc., a copy of which is set forth in Annex A to the board of directors' proxy statement for the special meeting, and the transactions contemplated by the Restructuring Agreement.

[_] FOR  [_] AGAINST  [_] ABSTAIN

2.To adjourn the meeting upon motion by the presiding officer or his designee to allow additional time for solicitation of proxies.

[_] FOR  [_] AGAINST  [_] ABSTAIN

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

   Please sign exactly as name(s) appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.

Signature: ______________________________ Date: ________________________________

Signature: ______________________________